                                                                   Exhibit 10.36

                      Dated the 1st day of September, 2000
                      ------------------------------------


                        MR. FREDERICK MICHAEL DEMOPOULOS
                                       and
                            MR. DOUGLAS KHOO KOK HUI
                                       and
                                  MR. LU XIAOHU
                                       and
                     IDG TECHNOLOGY VENTURE INVESTMENT INC.
                                       and
                SOFTBANK CHINA VENTURE INVESTMENTS NO.10 LIMITED

                          (as the Contracting Vendors)

                                       and

                          SAWSTON DEVELOPMENTS LIMITED
                               (as the Purchaser)


            --------------------------------------------------------

                                    AGREEMENT
            for the acquisition of the entire issued share capital of
                         SHARKWAVE ASIA PACIFIC LIMITED

            --------------------------------------------------------


                               WOO, KWAN, LEE & LO
                            27th Floor, Jardine House
                                1 Connaught Place
                                     Central
                                    Hong Kong

                                    CONTENTS
                                    --------

Clause                                                                      Page
------                                                                      ----

1.   PURPOSE AND DEFINITIONS...................................................2

2.   SALE AND PURCHASE.........................................................7

3.   CONSIDERATION.............................................................7

4.   CONDITIONS PRECEDENT......................................................9

5.   COMPLETION...............................................................13

6.   REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES................13

7.   RESTRICTION RELATING TO THE NEW SHARES...................................16

8.   EMPLOYMENT CONTRACTS.....................................................18

9.   NON-COMPETITION RESTRICTIONS.............................................19

10.  CLAIMS AFTER COMPLETION..................................................19

11.  ENTIRE AGREEMENT.........................................................19

12.  FURTHER ASSURANCES.......................................................19

13.  CONFIDENTIALITY..........................................................20

14.  SUCCESSORS AND ASSIGNS...................................................20

15.  TIME OF ESSENCE..........................................................21

16.  NOTICES..................................................................21

17.  COSTS AND EXPENSES.......................................................22

18.  COUNTERPARTS.............................................................22

19.  SEVERABILITY.............................................................23

20.  GOVERNING LAW AND JURISDICTION...........................................23

Schedules
---------

Schedule 1A         Particulars of the Company
Schedule 1B         Particulars of the PRC Subsidiary
Schedule 2          Particulars of the Sale Shares and the Sale Loans
Schedule 3          Completion Requirements
Schedule 4          The Warranties
Schedule 5          Form of the Indemnity Deed
Schedule 6          Form of the Loan Assignment Deed
Schedule 7          Form of the Employment Contract
Schedule 8          Form of the Non-Competition Undertaking

THIS AGREEMENT
is made on the 1st day of September, 2000

BETWEEN :-

(1) MR. FREDERICK MICHAEL DEMOPOULOS of Room 207-209, North Tower, Grand Pacific Building, 8A Guang Hua Road, Chaoyang District, Beijing, 100026, People's Republic of China ("Mr. Demopoulos");

(2) MR. DOUGLAS KHOO KOK HUI of Room 207-209, North Tower Grand Pacific Bldg, 8A Guang Hua Road, Chaoyang District, Beijing, 100026, People's Republic of China ("Mr. Khoo");

(3) MR. LU XIAOHU of Room 616, 1st Tower, Bright China Chang An Bldg., No.7 Street, Beijing, 100105, People's Republic of China ("Mr. Lu");

(4) IDG TECHNOLOGY VENTURE INVESTMENT INC. (formerly known as PTV-CHINA INC.), a company incorporated in Massachusetts whose registered office is situated at 15/th/ Floor, 1 Exeter Plaza, MA 02116, United States of America ("IDG");

(5) SOFTBANK CHINA VENTURE INVESTMENTS NO.10 LIMITED, a company incorporated in the Cayman Islands whose registered office is situated at P.O. Box 309, George Town, Grand Cayman, Cayman Islands ("Softbank"); and

(6) SAWSTON DEVELOPMENTS LIMITED, a company incorporated in the British Virgin Islands and having its correspondence address at 48th Floor, The Center, 99 Queen's Road Central, Central, Hong Kong (the "Purchaser").

WHEREAS :-

(A)   (1)   Sharkwave Asia Pacific Limited (the "Company") whose registered office is situated at Suite 1508, Central Building, 1 Pedder Street,
            Central, Hong Kong, is a company incorporated in Hong Kong under the Companies Ordinance and is validly existing. The amount and particulars of the share capital and certain other particulars of the Company are as set out in Schedule 1A.

      (2) Sharkwave Information Technology (Beijing) Co., Ltd. (the "PRC Subsidiary") is a wholly foreign owned enterprise established under the laws of the People's Republic of China and is validly existing. The amount and particulars of the share capital and certain other particulars of the PRC Subsidiary are as set out in Schedule 1B.

      (3) The Company is the registered holder and beneficial owner of 100% equity interest in the PRC Subsidiary.

(B) Each of the Vendors (as hereinafter defined) is the beneficial owner of the relevant Sale Shares (as hereinafter defined) as set out against its name in column (2) of Schedule 2 and (in the case of the Loan Vendors (as hereinafter defined)) the relevant

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      amount of Sale Loans (as hereinafter defined) as set out against its name in column (3) of Schedule 2, and has the right, power and authority to sell and transfer or procure the sale and transfer of their respective Sale Shares, and (in the case of the Loan Vendors) to assign or procure the assignment of their respective amount of Sale Loans, free from any claims, mortgages, charges, liens, equities or other third party rights or encumbrances of any description.

(C) On the terms and subject to the conditions hereinafter mentioned, the Contracting Vendors have agreed to sell or procure the sale of, and the Purchaser has agreed to purchase or procure the purchase of, the Sale Shares and the Sale Loans.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS :-

1.    Purpose and Definitions

1.1. This Agreement sets out the terms and conditions under and subject to which the Contracting Vendors shall sell or procure the sale of, and the Purchaser shall purchase or procure the purchase of, the Sale Shares and the Sale Loans.

1.2 In this Agreement (including the Recitals and Schedules), the words and expressions set out below shall have the meanings attributed to them below unless the context otherwise requires :-

      Words               Meanings
      -----               --------

      "Accounts"          means all of the Audited Accounts, the Latest Accounts
                          and the Completion Accounts;

      "Accounts Date"     means 31/st/July 2000;

      "Agreement"         means this agreement (including its schedules), as
                          the same may be amended or supplemented from time to time;

      "Applicable         means accounting principles, standards and practices
      Accounting          generally accepted in Hong Kong;
      Principles"

      "Audited Accounts"  means the audited consolidated accounts of the Company comprising its balance sheet and all the notes thereto as at 30/th/ June 2000 and its profit and loss account for the period from 3/rd/ September 1999 to 30/th/ June 2000, a copy of which has been delivered by the Contracting Vendors to the Purchaser prior to the execution of this Agreement;

      "Business Day"
      means a day (other than a Saturday or a Sunday) on which banks are open for business in Hong Kong;

      "Companies Ordinance"
      means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

      "Completion"
      means completion of the Sale and Purchase pursuant to this Agreement and in accordance with Schedule 3;

      "Completion Accounts"
      means the unaudited consolidated accounts of the Company as at the Completion Date to be prepared in accordance with Clause 3.5, comprising its balance sheet and all the notes thereto as at the Completion Date;

      "Completion Date"
      means the third Business Day after the Conditions Precedent (except the Condition Precedent in paragraph (h) of Clause 4.1) have been fulfilled (or waived as provided in Clause 4.4) or such other date as the Contracting Vendors and the Purchaser may agree;

      "Conditions Precedent"
      means the conditions precedent as set out in Clause 4.1;

      "Consideration"
      means the aggregate consideration for the sale of the Sale Shares and the sale of the Sale Loans;

      "Contracting Vendors"
      means Mr. Demopoulos, Mr. Khoo, Mr. Lu, IDG and Softbank;

      "Designated Entity"
      shall have the meaning ascribed to that term in Clause 4.5(a);

      "Disclosed"
      means specifically disclosed fully and fairly in writing to the Purchaser prior to the signing of this Agreement, either in this Agreement or in the Disclosure Bundle;

      "Disclosure Bundle"
      means the documents (if any) disclosed by the Contracting Vendors to the Purchaser prior to the signing of this Agreement and contained in a bundle of documents identified as such and initialled by or on behalf of the Purchaser for the purposes of identification;

      "Employment Contract"
      means the employment contract to be entered into by Mr. Demopoulos with the Company pursuant to Clause 8;

      "GEM Listing Rules"
      means the Rules Governing the Listing of Securities on the Growth Enterprise Market of the Stock Exchange;

      "Group Companies"
      means the Company and the PRC Subsidiary, and "Group Company" shall mean either one of them;

      "Holding Company"
      means TOM.COM LIMITED, a company incorporated in the Cayman Islands with limited liability;

      "Holding Company Shares"
      means ordinary shares of HK$0.10 each in the share capital of the Holding Company;

      "Hong Kong"
      means the Hong Kong Special Administrative Region of the PRC;

      "Indemnity Deed"
      means a deed of indemnity to be executed by the Ordinary Shareholders in favour of the Purchaser and the Company, in the form and substance as set out in Schedule 5 (or in such other form as may be agreed by all the parties thereto);

      "Intel"
      means Intel Pacific, Inc, a company incorporated in Delaware;

      "Intellectual Property Rights"
      means patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software), rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

      "Latest Accounts"
      means the unaudited consolidated management accounts of the Company comprising its balance sheet and all the notes thereto as at the Accounts Date and its profit and loss account for the period from 1/st/ July 2000 to the Accounts Date, a copy of which has been delivered by the Contracting Vendors to the Purchaser prior to the execution of this Agreement;

      "Liabilities"
      means the aggregate of all consolidated liabilities and provisions including but not limited to shareholders loans, provisions for taxation, bad and doubtful debts, accounts payable, dividends or other distributions payable, all other liabilities;

      "Loan Assignment Deed"
      means a loan assignment deed to be executed by each of the Loan Vendors in favour of the Purchaser (or as the Purchaser may direct), with the consent of the Company, in the form and substance as set out in Schedule 6 (or in such other form as may be agreed by all the parties thereto);

      "Loan Vendors"
      means Mr. Demopoulos, Mr. Khoo and Mr. Lu, and "Loan Vendor" shall mean any one of them;

      "New Shares"
      means the Holding Company Shares to be issued and allotted pursuant to Clause 3.2;

      "Non-Competition Undertaking"
      means the non-competition undertaking to be entered into by each of Mr. Demopoulos, Mr. Khoo and Mr. Lu in favour of the Company and the Purchaser, pursuant to Clause 9;

      "Ordinary Sale Shares"
      means 5,000,000 Ordinary Shares, representing all the issued Ordinary Shares ;

      "Ordinary Shares"
      means ordinary shares of the par value of HK$0.00002 each in the share capital of the Company;

      "Ordinary Shareholders"
      means Mr. Demopoulos, Mr. Khoo and Mr. Lu ;

      "PRC"
      means the People's Republic of China;

      "Preferred Sale Shares"
      means 4,028,251 Series A Preferred Shares, representing all the issued Series A Preferred Shares;

      "Preferred Shareholders"
      means IDG, Intel and Softbank;

      "Sale and Purchase"
      means the sale of the Sale Shares by the Vendors, the sale of the Sale Loans by the Loan Vendor, and the acquisition of the Sale Shares and the Sale Loans by or procured by the Purchaser, pursuant to this Agreement;

      "Sale Loans"
      means the entire amount of loans owing by the Company to the Loan Vendors as at Completion;

      "Sale Shares"
      means the Ordinary Sale Shares and the Preferred Sale Shares, together representing the entire issued share capital of the Company;

      "Series A Preferred Shares"
      means series A preferred shares of the par value of HK$0.00002 each in the share capital of the Company;

      "Stock Exchange"
      means The Stock Exchange of Hong Kong Limited;

      "taxation" or "tax"
      means all forms of taxation whenever created or imposed and whether of Hong Kong or elsewhere and whether imposed by a local, municipal, governmental, state, federal or other body and, without prejudice to the generality of the foregoing, includes profit tax, property tax, estate duty, transfer tax, transfer duty, stamp duty, sales tax and customs, import duty, all fines, penalties, costs, charges, expenses and interest relating to any claim for taxation;

      "Vendors"
      means Mr. Demopoulos, Mr. Khoo, Mr. Lu, IDG, Intel and Softbank, and "Vendor" shall mean any one of them;

      "Warranties"
      means the representations, warranties and undertakings set out in Clause 6 and Schedule 4 given by the Vendors and any other representations, warranties and undertakings made by the Vendors in any other part of this Agreement;

      "HK$"
      means the lawful currency of Hong Kong;

      "US$"
      means the lawful currency of the United States of America.

1.3 Words and phrases defined in section 2 of the Companies Ordinance shall where the context so admits be construed as having the same respective meanings when used in this Agreement.

1.4 References to statutory provisions shall where the context so admits or requires be construed as references to those provisions as respectively amended, consolidated, extended, or re-enacted from time to time, and shall, where the context so admits or requires, be construed as including references to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, or replaced thereby or re-enacted therein, which may be applicable to any relevant tax year or other period, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.5 References in Schedule 4 to "law(s)", "legal requirement(s)", "legislation" and "regulation(s)" are not to be construed being confined to the law(s), legal requirement(s), legislation and regulation(s) of any particular jurisdiction but shall refer to all law(s), legal requirement(s), legislation and regulation(s) in any jurisdiction whatsoever which are applicable to or relevant to the subject matters mentioned in any paragraph of Schedule 4.

1.6 Headings in this Agreement are for convenience only and do not form part of and shall not affect the construction of this Agreement.

1.7 Unless the context otherwise requires, words importing the singular shall include the plural and vice versa; words importing one gender shall include all genders; and words importing natural persons shall include corporations and un-incorporated associations and vice versa.

1.8 References to Clauses are to clauses hereof and references to Sub-clauses are, unless otherwise stated, to the sub-clauses of the Clause in which the reference appears.

1.9 The Schedules hereto form an integral part of this Agreement and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall, unless the context otherwise requires, includes the schedules hereto.

2.    Sale and Purchase

2.1 Subject to the Conditions Precedent having been fulfilled (or waived as provided in Clause 4.4) :-

      (a) each of the Vendors shall as legal and beneficial owner sell the relevant Sale Shares as set out against its name in column (2) in
            Schedule 2 (and Mr. Demopoulos shall procure Intel to sell the relevant Sale Shares as set out against the name of Intel in column
            (2) in Schedule 2), with effect from Completion free from all claims, charges, mortgages, liens, encumbrances, equities and other third party rights whatsoever and together with all rights attached, accrued or accruing thereto including the right to all dividends and distributions declared, made or paid on or after the Completion Date, and the Purchaser shall purchase or shall procure the purchase of the Sale Shares; and

      (b) each of the Loan Vendors shall as legal and beneficial owner sell the relevant Sale Loan of the principal amount set out against its name in column (3) in Schedule 2 (and all outstanding Sale Loans owing to the relevant Loan Vendor as at Completion), with effect from Completion free from all claims, charges, mortgages, liens, encumbrances, equities and other third party rights whatsoever and together with all rights attached, accrued or accruing thereto on or after the Completion Date, and the Purchaser shall purchase or procure the purchase of the Sale Loans.

2.2 Unless otherwise elected by the Purchaser, the sale and purchase of all of the Sale Shares and the sale and purchase of all of the Sale Loans shall be completed simultaneously, and neither shall be completed unless both are completed at the same time.

2.3 Each of the Contracting Vendors hereby irrevocably waive (and Mr. Demopoulos shall procure Intel to waive) any and all of its rights of first refusal, pre-emptive rights and co-sale rights in relation to any and all of the Sale Shares and Sale Loans to enable the Sale and Purchase to proceed as contemplated under this Agreement.

3.    Consideration

3.1 The Consideration shall be of the total sum of HK$132,288,306.30 (Hong Kong Dollars One Hundred Thirty Two Million Two Hundred Eighty Eight Thousand Three Hundred and Six and Cents Thirty Only), and:-

      (a) the consideration for the Sale Loans shall be an amount equal to the principal amount of the Sale Loans, and the consideration for the Sale Shares shall be an amount equal to the Consideration less the consideration for the Sale Loans ;

      (b) the part of the Consideration payable to each of the Vendors for the relevant Sale Shares and (in the case of the Loan Vendors only) the relevant amount of Sale Loans sold by the relevant Vendor shall in aggregate be as follows :

Vendor                                   Relevant part of
------                                   ----------------
                                        the Consideration
                                        -----------------

Mr. Demopoulos                           HK$36,631,764.00

Mr. Khoo                                 HK$29,305,411.20

Mr. Lu                                    HK$7,326,352.80

IDG                                      HK$20,634,689.50

Intel                                    HK$19,195,044.40

Softbank                                HK$19,195,044.40;


      (c) the Consideration shall be satisfied in the manner set out in Clause 3.2(a) and (b).

3.2   Subject to Clauses 3.3 and 3.4 and at Completion :-

      (a) the Purchaser shall procure that the Consideration shall be satisfied by the allotment and issue by the Holding Company to each of the Vendors (or as it may direct) of such number of New Shares as shall be determined in accordance with Clause 3.2(b), and such New Shares shall be allotted and issued credited as fully paid at the price of HK$5.50 per share;

      (b) the number of New Shares to be allotted and issued to each Vendor shall be determined by dividing the relevant amount of the Consideration payable to the relevant Vendor by the amount HK$5.50, provided that no odd lots of New Shares shall be issued (each board lot of the New Shares currently being 2,000 shares) and any part of the Consideration not satisfied by the New Shares shall be settled by cash; and


      (c) the Purchaser shall procure that a total of 4,128,000 New Shares be allotted and issued by the Holding Company to the Designated Entity, and shall pay or procure to pay a sum of HK$7,693.70 to the Designated Entity, as referred to in Clause 4.5(a).

3.3 The New Shares to be allotted and issued to each of Mr. Demopoulos, Mr. Khoo and Mr. Lu pursuant to Clause 3.2 shall be allotted and issued to each of them in accordance with the following timetable :-

                                   Date on which the relevant part of
                                   the New Shares are to be allotted
Relevant part of the New Shares    and issued

50% of the New Shares to be        Upon Completion
allotted and issued to each of
Mr. Demopoulos, Mr. Khoo or Mr.
Lu

25% of the New Shares to be        Upon the expiration of 12 months
allotted and issued to each of     from the date of Completion
Mr. Demopoulos, Mr. Khoo or Mr.
Lu

The remaining 25% of the New       Upon the expiration of 24 months
Shares to be allotted and issued   from the date of Completion.
to each of Mr. Demopoulos, Mr.
Khoo or Mr. Lu

      For the avoidance of doubt, subject only to the fulfilment (or waiver) of the Conditions Precedent, the Vendors shall (and, in addition, Mr. Demopoulos shall procure Intel to) transfer all the Sale Shares and the Loan Vendor shall assign all the Sale Loans to the Purchaser (or as the Purchaser may direct) at Completion notwithstanding that part of the New Shares are to be allotted and issued on dates subsequent to the date of Completion in accordance with this Clause 3.3.

3.4 Each of the Contracting Vendors agree that any sale or dealing of the New Shares shall be subject to the restrictions as set out in Clause 7. Mr. Demopoulos shall procure Intel to execute and deliver to the Purchaser on or before Completion a deed of undertakings in favour of the Purchaser and the Company in form and substance satisfactory to the Purchaser to reflect the restrictions as set out in Clauses 7.2 and 7.3 in respect of the New Shares to be issued to Intel.

3.5 The Vendors shall procure that the Completion Accounts shall be prepared and delivered to the Vendors and the Purchaser, within 21 days after the Completion Date. The Completion Accounts shall be prepared in accordance with Applicable Accounting Principles consistently applied by the Group Companies so as to give a true and fair view of the affairs of the Group Companies, and the Completion Accounts so delivered shall be subject to the agreement of the Purchaser.

3.6 The New Shares to be issued pursuant to Clause 3.2 shall rank pari passu in all respects with the existing Holdings Company Shares in issue as at the date of issue of the relevant New Shares and shall carry the right to receive in full all dividends declared, made or paid on or after the date of issue of the relevant New Shares.

4.    Conditions Precedent

4.1 Completion of the Sale and Purchase is conditional upon the following conditions precedent having been fulfilled (or waived in accordance with Clause 4.4) :-

      (a) completion to the satisfaction of the Purchaser of its due diligence investigation of the corporate matters, the business and the financial and other condition of the Group Companies;

      (b) the Listing Committee of the Growth Enterprise Market of the Stock Exchange granting the listing of and permission to deal in the New Shares, either unconditionally or subject to conditions to which neither the Vendors nor the Purchaser reasonably objects;

      (c)   the receipt by the Purchaser of:-

            (i) legal opinions satisfactory to the Purchaser issued by legal advisers in the PRC in relation to such questions relating to the Group Companies and their assets and businesses, the Sale and Purchase, and such other questions of PRC law as required by the Purchaser;

            (ii) legal opinion satisfactory to the Purchaser issued by legal advisers in Delaware in relation to the sale by Intel of its Sale Shares, the validity and enforceability of deeds and undertakings to be executed by Intel as contemplated hereunder, and such other questions of Delaware law as required by the Purchaser;

            (iii) legal opinion satisfactory to the Purchaser issued by legal advisers in the Cayman Islands in relation to the due and proper execution of this Agreement by Softbank, the validity and enforceability of this Agreement against Softbank, and such other questions of Cayman Islands law as required by the Purchaser;

            (iv) legal opinion satisfactory to the Purchaser issued by legal advisers in the Massachusetts in relation to the due and proper execution of this Agreement by IDG, the validity and enforceability of this Agreement against IDG, and such other questions of Massachusetts law as required by the Purchaser, each of such legal opinions to be in such form and substance acceptable to the Purchaser;


      (d) the receipt by the Purchaser of a written confirmation duly executed by the Company of its waiver in respect of its right of first refusal against the Vendors in respect of the Sale Shares;

      (e) all authorisations, registration, filings, licences, confirmations, clearances, rulings, decisions, consents, permissions and approvals necessary or appropriate for or in connection with the transactions contemplated under this Agreement having been obtained or made;

      (f) the opening of the Restricted Account by Mr. Demopoulos in accordance with Clause 7.1, and the entering into of an agreement relating to the Restricted Account between him, his relevant Account Institution and the Purchaser in accordance with Clause 7.1(g);

      (g) receipt by the Purchaser of evidence satisfactory to the Purchaser that Intel has waived any and all its rights of first refusal, pre-emptive rights and co-sale rights in relation to any and all of the Sale Shares and Sale Loans;

      (h) the completion of the sale by Intel of its Sale Shares and the purchase thereof by or procured by the Purchaser, at the same time with the completion of the sale of the other Sale Shares and the Sale Loans by the Contracting Vendors, on the terms set out in this Agreement;

      (i) receipt by the Purchaser of evidence satisfactory to the Purchaser that :

            (i) any and all agreement and arrangement by either of the Group Companies to grant share options or warrants (or to give similar rights) to any employees or officers of either of the Group Companies; and

            (ii) any and all share options or warrants granted (or similar rights given) to any employee or officer of either of the Group Companies have been released, cancelled, waived and surrendered by all relevant employee or officer of all Group Companies in favour of the Group Companies, such release, cancellation, waiver and surrender to be unconditional except only the condition referred to in Clause 4.5(a) below; and

      (j) approval of this Agreement and the transactions hereunder by the shareholders of the Holding Company, if so required by the Stock Exchange.

4.2   (a)   Each of the Contracting Vendors and the Purchaser agrees to (and Mr.
            Demopoulos shall procure Intel to) use all its respective reasonable endeavours to procure, as far as it is within its control, that the Conditions Precedent in paragraphs (a), (b) and (c) of Clause 4.1 are fulfilled as early as practicable, and each of them shall give to the other such reasonable assistance as shall be necessary for that purpose.

      (b) Each of the Contracting Vendors shall (and Mr. Demopoulos shall procure Intel to) procure that the Conditions Precedent in paragraphs (d) and (e) of Clause 4.1 are fulfilled as early as practicable. Mr. Demopoulos shall further procure that the Conditions Precedent in paragraphs (f), (g), (h) and (i) of Clause
            4.1 are fulfilled as early as practicable.

      (c) For the purpose of enabling the Purchaser to conduct its due diligence investigation referred to in Clause 4.1(a), each of the Contracting Vendors shall (and Mr. Demopoulos shall procure Intel to), in a timely manner, provide the Purchaser and its shareholders and their respective legal, financial and other advisors and key personnel with all documents and information as any of them may request in connection with such due diligence investigation.

      (d) Each of the Contracting Vendors and the Purchaser shall notify the other party in writing as soon as possible following it becoming aware of the fulfilment of the Conditions Precedent or any item thereof (such notification to be accompanied by copies of such documentation and/or other reasonable evidence that the Conditions Precedent (or the relevant item thereof) have been fulfilled).

4.3 In the event that the Conditions Precedent are not fulfilled (or waived as provided in Clause 4.4) on or before the expiry of 90 days from the date of this Agreement, or such later date as the parties may agree, this Agreement (except Clauses 1, 11 to 20 and this Clause 4) shall become null and void and be of no further effect whatsoever and all the obligations and liabilities of the parties hereunder shall cease and terminate (save for any antecedent breaches of this Agreement).

4.4   The Conditions Precedent in any one or more of paragraphs (a), (c), (d),
      (e), (f), (g), (h), (i) and (j) of Clause 4.1 (but not in any other paragraphs) may be waived by the Purchaser at its sole absolute discretion by sending a notice in writing to the Contracting Vendors.

4.5   (a)   The release, cancellation, waiver and surrender referred to in paragraph (i) of Clause 4.1 (in respect of any agreement, arrangement, options, warrants and/or rights therein referred to) shall be unconditional, except only the condition that (subject to the Conditions Precedent having been fulfilled, or waived as provided in Clause 4.4, and upon Completion), (i) a total of 4,128,000 New Shares be allotted and issued by the Holding Company to an entity (the "Designated Entity") designated and notified in writing by Mr. Demopoulos to the Purchaser not later than 3 Business
            Days before the Completion Date, and (ii) a sum of HK$7,693.70 be paid or procured to be paid by the Purchaser to the Designated
            Entity.

      (b) Mr. Demopoulos shall ensure that any arrangement which may be made by Mr. Demopoulos with the employees and officers of the Group Companies and any arrangement which may be made amongst the said employees and officers shall not give rise to or result in any adverse impact on the employee relations, business, operations or financial or tax position of the Group Companies or of the Purchaser and are satisfactory to the Purchaser in all other respects. Mr. Demopoulos shall ensure that, in connection with the said arrangements, no commitment will be made, and no obligation or liability will be incurred, by any Group Company. In the event that there is any such commitment, obligation or liability (including without limitation, liability in relation to tax) in respect of any Group Company, Mr. Demopoulos shall indemnify the Group Company against all losses, claims, damages, costs and expenses arising from any such commitment, obligation or liability. The Condition Precedent in paragraph (i) of Clause 4.1 shall not be regarded as fulfilled if the requirements of this Clause 4.5(b) are not met to the satisfaction of the Purchaser.

5.    Completion

      Subject to the Conditions Precedent having been fulfilled (or waived as provided in Clause 4.4), Completion shall take place at 4:00 p.m. on the Completion Date at the offices of Messrs. Woo, Kwan, Lee & Lo at 27th Floor, Jardine House, 1 Connaught Place, Central, Hong Kong (or at such other place and/or time as the Contracting Vendors and the Purchaser may agree), at which the transactions set out in Schedule 3 shall take place simultaneously, and each party hereto shall perform its respective obligations set out therein at Completion.

6.    Representations, warranties, undertakings and indemnities

6.1   (a)   Save as Disclosed, the Ordinary Shareholders hereby unconditionally and irrevocably represent, warrant and undertake to and in favour of the Purchaser in the terms of the Warranties and acknowledge that the Purchaser is entering into this Agreement strictly in reliance on each of the Warranties.

      (b) Each of IDG and Softbank hereby unconditionally and irrevocably represents, warrants and undertakes (and Mr. Demopoulos shall procure Intel to represent, warrant and undertake unconditionally and irrevocably) to and in favour of the Purchaser in the terms of :-

            (i)    paragraph 2 of Schedule 4; and


            (ii)   all Warranties with respect to itself in Schedule 4

            and acknowledges that the Purchaser is entering into this Agreement strictly in reliance on each of those representations, warranties and undertakings.

6.2   (a)   Save as Disclosed, the Ordinary Shareholders hereby unconditionally and irrevocably represent, warrant and undertake to and in favour of the Purchaser that each of the Warranties and the matters Disclosed are at the date of this Agreement, and will at all times from the date of this Agreement up to and including Completion be, true, complete and accurate in all material respects.

      (b) Each of IDG and Softbank hereby unconditionally and irrevocably represents, warrants and undertakes (and Mr. Demopoulos shall procure Intel to represent, warrant and undertake unconditionally and irrevocably) to and in favour of the Purchaser that :-

            (i)    the Warranties in paragraph 2 of Schedule 4; and

            (ii) all Warranties with respect to itself in Schedule 4 and the matters Disclosed are at the date of this Agreement, and will at all times from the date of this Agreement up to and including Completion be, true, complete and accurate in all material respects.

6.3 Each of the representations, warranties and undertakings in Clauses 6.1 and 6.2 are given by the Vendors on a joint and several basis.

6.4 Pending Completion, the Vendors shall jointly and severally procure that neither the Company nor the PRC Subsidiary shall without the prior written consent of the Purchaser :-

      (a) issue or agree to issue any of its equity or loan capital or other securities or grant or agree to grant any option or warrant over or right to acquire or convertible into any equity or loan capital; or

      (b) borrow or otherwise raise money, or incur any indebtedness, of any amount (other than under the Loan Agreement); or

      (c) incur any liabilities or enter into any transactions, agreements or arrangements for a value in excess of HK$100,000 (or an equivalent amount in any other currency) either in each case or in aggregate; or

      (d) dispose or agree to dispose of or acquire or agree to acquire any material asset for a value exceeding HK$100,000 (or an equivalent amount in any other currency) either in each case or in aggregate; or

      (e) create or permit to arise any lien, charge, encumbrance, pledge, mortgage or any security or other third party right or interest (legal or equitable whatsoever) on or in respect of any of its undertaking, property or assets or grant or issue or agree to grant or issue any guarantee; or

      (f) declare, pay or make any dividends or other distributions of any kind whatsoever, or pay or repay any loans owing by either of the Group Companies to any of the Vendors or any of their associates or related companies (or any interest on any such loans); or

      (g)   other than to effect the appointment of the directors referred to in
            Schedule 3, appoint any director; or

      (h) enter into any transaction or arrangement other than for full consideration on normal commercial terms and on an arm's length basis; or

      (i) in any respect depart from the ordinary course of its day to day business; or

      (j) increase or agree to increase the remuneration (including, without limitation, bonuses, commissions and benefits in kind) of any of their directors or employees or provide or agree to provide any gratuitous payment or benefit to any such person or any of their dependents, and no employees shall be engaged or dismissed or have their terms of employment altered; or

      (k) acquire or agree to acquire or dispose or agree to dispose of any asset or stocks or enter into any contract other than in the normal course of business; or

      (l) make any payments out of or into any bank or deposit account or increase the cash held by it or reduce current liabilities (except for payments or receipts in the ordinary course of business); or

      (m) alter or agree to alter or terminate or agree to terminate any agreement to which they are parties or enter into any unusual or abnormal contract or commitment; or

      (n)   enter into any litigation or arbitration proceedings; or

      (o) terminate the existing insurance policies or do anything to render such policies void or voidable; or

      (p) enter into any agreement or arrangement to, or grant any power of attorney or otherwise authorise any other person to, do any of the above,

      and each of the Vendors shall procure that the Purchaser be kept fully informed of the affairs of the Group Companies at all times until the date of Completion. Each of the Vendors further undertakes to procure that, if any unpaid amount of the registered capital of the PRC Subsidiary shall become due for payment before the Completion Date, such amount shall be duly paid in full before the relevant due date.

6.5 Each of the Warranties given under and in the terms of each of Clauses 6.1, 6.2 and 6.3 is given notwithstanding any investigation which the Purchaser may have or ought to have conducted and notwithstanding anything which the Purchaser knows or ought to have known (whether before or after the entering into of this Agreement).

6.6 The Vendors hereby jointly and severally, unconditionally and irrevocably, agree with the Purchaser to indemnify, and always keep indemnified, the Purchaser on a full indemnity basis and hold the Purchaser harmless from and against all losses, claims, damages, costs, expenses (including legal expenses), liabilities and reduction in value which the Purchaser may sustain, suffer or incur in connection with the acquisition by the Purchaser of the Sale Shares and the Sale Loans and as a result of any breach of any of the Warranties or any of the Warranties being or becoming incorrect, untrue or misleading, both as such Warranties are originally given and as they are repeated on the basis and in the terms as set out in this Clause 6.

6.7   (a)   Each of the Vendors shall forthwith notify the Purchaser upon it becoming aware of any thing or any event which may show, reveal or cause any of the Warranties as or to be incorrect, untrue, misleading or breached in any material respect or which may have any material adverse effect on the assets or liabilities of the Company or of the PRC Subsidiary.

      (b) The Purchaser shall forthwith notify the Vendors upon it becoming aware of any thing or any event which may show, reveal or cause any warranties given by the Purchaser hereunder as or to be incorrect, untrue, misleading or breached in any material respect.

6.8 Each of the Warranties shall be separate and independent and save as expressly provided shall not be limited by reference to any of the other Warranties or anything in this Agreement.

6.9 The liability of the Vendors in respect of any breach of the Warranties shall be limited as follows :

      (a) the Vendors shall be under no liability in respect of a breach of any of the Warranties unless the Vendors or the relevant Vendor shall have received written notice from the Purchaser prior to the seventh anniversary of the Completion Date (in relation to any Warranties in paragraph 13 of Schedule 4 or any other Warranties relating to taxation) or the second anniversary of the Completion Date (in relation to any other Warranties) specifying in reasonable detail the nature of the relevant claim and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived at the expiration of 6 months after the seventh anniversary or second anniversary of the Completion Date (as the case may be) unless proceedings in respect thereof shall then have been commenced against the Vendors or the relevant Vendor;

      (b) no liability shall attach to the Vendors unless the amount in respect of any individual claim or the aggregate amount thereof shall exceed HK$78,000 (or the equivalent thereof) in which case the Vendors shall be liable for the full amount thereof; and

      (c) the aggregate amount of the liability of the Vendors in respect of any claim for breach of any of the Warranties shall not exceed the aggregate amount of (i) the Consideration under this Agreement; (ii) the number of the New Shares allotted under Clause 3.2(c) multiplied by HK$5.50 per share; and (iii) and the amount in cash paid or procured to be paid by the Purchaser under Clause 3.2(c).

6.10 Notwithstanding any other provision of this Agreement, the limitations of any kind whatsoever (including, without prejudice to the generality of the foregoing, the limitations provided in Clause 6.9 on making claims within particular time periods or limiting claims or the aggregate of claims to any particular sums of money) shall not apply to any claim made hereunder against the Vendors when such claim is based on any dishonest or fraudulent act or omission or fraudulent misrepresentation of or by the Vendors, gross negligence, wilful misconduct or illegality.

7.    Restriction relating to the New Shares

7.1   Mr. Demopoulos undertakes to and agrees with the Purchaser as follows :-

      (a) 80% of the New Shares to be allotted and issued to him upon Completion in accordance with Clause 3.3 (the "Restricted Securities") shall be deposited in an account (the "Restricted Account") to be opened under his name and maintained with a financial institution (the "Account Institution") proposed by him and approved by the Purchaser;

      (b) the Restricted Securities shall not be sold, mortgaged, charged, lent or otherwise disposed of or dealt with unless Mr. Demopoulos shall have given a written notice to the Purchaser of his intention so to do at 3 Business Days before the date of the intended disposal or dealing;

      (c) in addition to the requirements in Clause 7.1(b), the intended disposal or other dealing by Mr. Demopoulos shall only be effected by or through the Account Institution, and on the condition that all proceeds received or derived from the disposal or other dealing shall be deposited into, and remain in, the Restricted Account (the "Invested Funds");

      (d) at all times until the date of expiry or termination of the Employment Contract, the Invested Funds shall not be withdrawn or used by Mr. Demopoulos or by any other person, except for the purpose of investing in debt or equity securities listed on an internationally recognised stock exchange (and any such listed debt or equity securities so invested, together with all income and proceeds thereof, shall also be maintained in the Restricted Account and subject to restrictions similar to those in this Clause 7.1);

      (e) all securities and other assets derived from the Restricted Securities shall be deposited into and maintained in the Restricted Account, shall form part of the Restricted Securities, and shall be subject to the same restrictions as set out in this Clause 7.1;

      (f) any interest and other income derived from the Restricted Securities, the Invested Funds and other assets in the Restricted Account shall be maintained in the Restricted Account, shall form part of the Invested Funds, and shall be subject to the same restrictions as set out in this Clause 7.1;

      (g) the Restricted Account shall be opened and maintained with the Account Institution under terms reflecting the restrictions in paragraphs (a) to (f) of this Clause 7.1, such terms to be agreed between Mr. Demopoulos and the Purchaser and to be contained in an agreement to be entered into between Mr. Demopoulos, the Account Institution and the Purchaser, and such agreement shall also provide that the said restrictions shall not be varied or waived without the prior written consent of the Purchaser;

      (h) Mr. Demopoulos agrees and acknowledges that the Account Institution with which he opens and maintains the Restricted Account shall be selected by himself, and that the Purchaser shall have no obligation or liability whatsoever in connection with the Restricted Account or the maintenance of the Restricted Securities and Invested Funds (notwithstanding the approval by the Purchaser of the Account Institution and any other involvement of the Purchaser in relation to the Restricted Account);

      (i) for the avoidance of doubt, the remaining 20% of the New Shares to be allotted and issued to Mr. Demopoulos upon Completion in accordance with Clause 3.3 may be disposed of by him without any restriction under this Agreement (other than those imposed under Clause 7.2 below); and

      (j) all costs and expenses in connection with the Restricted Account and the maintenance and operation thereof shall be borne solely by Mr. Demopoulos.

7.2 Each of Mr. Demopoulos, Mr. Khoo, Mr. Lu, IDG, Intel and Softbank agrees that (and Mr. Demopoulos shall procure each of Intel and the Designated Entity to undertake to the Purchaser in a separate deed that) all of the New Shares to be allotted and issued to him or it pursuant to Clause 3 shall be subject to each of the following conditions and restrictions :

      (a) not more than 1% of the New Shares received by each of them may be sold, lent, mortgaged or otherwise disposed of or dealt with in any one trading day; and

      (b) the New Shares received by each of them may be sold, lent, mortgaged or otherwise disposed of or dealt with only if the selling price of each New Share received by each of them shall not be less than HK$5.50.

      In relation to each of IDG, Intel and Softbank, the restriction in paragraph (b) of this Clause 7.2 shall apply only during the period of 6 months after Completion.

7.3 In relation to the restrictions in Clause 7.2, each of Mr. Demopoulos, Mr. Khoo, Mr. Lu, IDG, Intel and Softbank further agrees with the Purchaser (and Mr. Demopoulos shall procure each of Intel and the Designated Entity to undertake to the Purchaser in a deed) as follows :

      (a) each of Mr. Demopoulos, Mr. Khoo, Mr. Lu, IDG, Intel and Softbank shall notify the Purchaser in writing the details of any sale, lending, mortgage or other disposal or dealing of any New Share not later than the next trading day following the relevant disposal, dealing or agreement so to do, such notification to include the relevant share numbers, prices, dates, the precise nature of the disposal or dealing (with breakdowns in each case), together with such other details as the Purchaser may request for the purpose of monitoring the compliance of Clause 7.2;

      (b) in relation to each of Mr. Demopoulos, Mr. Khoo and Mr. Lu, for the purpose of calculating the 1% in Clause 7.2(a) as at any trading day, only the New Shares already allotted and issued to the relevant Vendor before the relevant trading day shall be taken into account;

      (c) for the purpose of Clause 7.2(a), if less than one 1% of the relevant New Shares are sold, lent, mortgaged or otherwise disposed of or dealt with in any one trading day, the shortfall may not be sold, lent, mortgaged or otherwise disposed of or dealt with in any subsequent trading day; and

      (d) the condition in Clause 7.2(b) shall not be regarded as fulfilled if (even though the average selling price of a number of New Shares is not less than HK$5.50 per share) the selling price of any of the New Shares is less than HK$5.50.

8.    Employment Contract

8.1 Mr. Demopoulos agrees that he shall upon Completion enter into an employment contract with the Company in the form set out in Schedule 7 (with such variations, if any, as may be agreed between Mr. Demopoulos and the Purchaser), on the terms and conditions as set out therein.

8.2 Before Completion, the Purchaser and Mr. Demopoulos shall continue with their discussions and negotiations in good faith regarding tax related matters in the Employment Contract.

9.    Non-Competition Restrictions

      Each of Mr. Demopoulos, Mr. Khoo and Mr. Lu agrees that he shall on or before Completion enter into a non-competition undertaking in favour of the Company and the Purchaser in the form set out in Schedule 8, on the terms and conditions as set out therein.

10.   Claims after Completion

10.1 Subject to Clause 6.9 (which shall be without prejudice to Clause 6.10), the representations, warranties, indemnities, undertakings and agreements contained in this Agreement shall remain in full force and effect after and notwithstanding Completion.

10.2 The Purchaser may take action for any breach or non-fulfilment of any of such representations, warranties, indemnities, undertakings and agreements given by the Vendors herein either before or after Completion.

10.3 The rights conferred upon the Purchaser by this Agreement are in addition to, and without prejudice to, any other rights of the Purchaser and failure to exercise any of them shall not constitute a waiver of any such right.

11.   Entire Agreement

      This Agreement sets out and constitutes the entire agreement and understanding between the parties relating to the Sale and Purchase (and the other transactions contemplated under this Agreement) and supersedes any previous or contemporaneous discussions, negotiations, agreements or understandings relating thereto, whether written or oral (including the memorandum of understanding between Mr. Demopoulos, Mr. Khoo, Mr. Lu and TOM.COM INTERNATIONAL LIMITED dated 12/th/ August 2000), and no party shall rely on any representations or warranties except those expressly stated herein.

12.   Further Assurances

12.1 Subject to Completion, each of the Vendors agrees with and undertakes to the Purchaser that at any time and from time to time upon the written request of the

      Purchaser, it shall do, execute and perform such further acts, deeds, documents and things as the Purchaser may reasonably require :-

      (a) effectively to vest beneficial ownership of the Sale Shares and the Sale Loans in the Purchaser or as it may direct free from all encumbrances;

      (b) otherwise to give the full effect of this Agreement and confer the full benefit of this Agreement on the Purchaser (or such other person as it may direct); and

      (c) for the purpose of enforcing the Purchaser's rights under this Agreement against any third party.

12.2 Mr. Demopoulos undertakes to the Purchaser to procure that Intel shall comply with, fulfill and perform all agreements and obligations of Intel under this Agreement.

13.   Confidentiality

13.1 Each of the Vendors and the Purchaser shall use its best endeavours to keep confidential and not without the prior written approval of the other parties to disclose to any party as to matters concerning the Sale and Purchase, the allotment and issue of the New Shares and any transaction contemplated hereunder and any oral or written information exchanged between them with respect to the subject matter of this Agreement, Provided that the above restriction shall not apply to such information which :-

      (a) is or become generally available to the public otherwise than as a result of any unauthorised disclosure into the public domain of such information by the relevant party; or

      (b) is required to be disclosed by law or an order of a court of competent jurisdiction or any stock exchange or any regulatory or governmental authority or their respective rules and regulations; or

      (c) is made available by any party to its legal or financial advisors or relevant personnel, on a need to know basis, in connection with any transaction contemplated in this Agreement provided that such legal or financial advisor or relevant personnel is bound by confidentiality obligations similar to those set out in this Clause 13.1.

13.2 The restrictions contained in this Clause 13 shall continue to apply after Completion without limit in time.

14.   Successors and Assigns

      This Agreement shall be binding upon and enure for the benefit of successors of the respective parties hereto but shall not be assignable.

15.   Time of Essence

      Any date or period mentioned in this Agreement may be varied or extended by agreement of all the parties hereto, but, as regards any date or period so varied or extended as aforesaid, or not having been so varied or extended, time shall be of the essence of this Agreement.

16.   Notices

16.1 Any notice or other communication given or to be given pursuant to this Agreement shall be in writing sent or delivered to the party at the address set out below or as may be notified by such party to the others :-

      to Mr. Demopoulos:  Address :  Room 207-209, North Tower,
                                     Grand Pacific Building,
                                     8A Guang Hua Road,
                                     Chaoyang District,
                                     Beijing, 100026,
                                     People's Republic of China

                          Fax no.:   86(10) 6581 5440

      to Mr. Khoo:        Address :  Room 207-209, North Tower
                                     Grand Pacific Bldg,
                                     8A Guang Hua Road,
                                     Chaoyang District,
                                     Beijing, 100026,
                                     People's Republic of China

                          Fax no.:   86(10) 6581 5440

      to Mr. Lu:          Address :  Room 616, 1st Tower,
                                     Bright China Chang An Bldg.,
                                     No.7 Street, Beijing, 100105,
                                     People's Republic of China

                          Fax no.:   86(10) 6512 2068

      to IDG:             Address :  Room 616, Tower A,
                                     Cosco Plaza,
                                     8 Jianguomennei Dajie,
                                     Beijing 100005
                                     People's Republic of China

                          Fax no.:   86(10) 6526 0700
                          Attn:      Mr. Li Jianguang

      to Softbank:        Address :  11/th/ Floor, Man Yee Building,
                                     68 Des Voeux Road Central,

                                     Hong Kong
                          Fax no.:   (852) 2155 9899
                          Attn:      Mr. Michael Tong

      to the Purchaser:   Address :  48th Floor, The Center,
                                     99 Queen's Road Central, Central,
                                     Hong Kong

                          Fax no.:   (852) 2189 7446
                          Attn:      The Company Secretary

16.2 Any notice or other communication shall be deemed to have been received if sent by facsimile, at the time of transmission; or if delivered personally, when delivered.

16.3 Any notice or other communication sent by facsimile shall be deemed to have been received upon receipt of the correct transmission report, provided that if any such notice or other communication is sent outside business hours, it shall be deemed to have been given on the next succeeding Business Day.

17.   Costs and expenses

17.1 Each party shall bear its own legal, accountancy and other costs and expenses incurred in connection with the preparation, negotiation, settlement and performance of this Agreement.

17.2 Any stamp duty and capital duty payable in connection with the Sale and Purchase shall be borne by (i) the Vendors and (ii) the Purchaser in each shares.

17.3 The Purchaser shall procure that any capital duty payable in connection with the issue and allotment of the New Shares shall be borne by the Holding Company.

17.4 Any transaction levy charged by the Stock Exchange in connection with any New Shares shall be borne by (i) the Holding Company and (ii) the allottee of the relevant New Shares in equal shares.

18.   Counterparts

      This Agreement may be signed in any number of copies or counterparts (and by the different parties hereto on separate copies or counterparts), each of which when so signed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be party hereto.

19.   Severability

      Any provision of this Agreement being prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement.

20.   Governing Law and Jurisdiction

20.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

20.2 Each party hereto irrevocably agrees that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the non-exclusive jurisdiction of such courts.

20.3 Each of the Vendors hereby irrevocably appoints the Company as its agent to accept on its or his behalf service of process in respect of any proceedings in the courts of Hong Kong arising out of this Agreement. If for any reason the agent appointed above (or its successor) no longer serves as agent of any Vendor for this purpose, such Vendor shall promptly appoint a successor agent and notify the other parties hereto provided that service effected on the outgoing agent shall continue to be effective until a successor has been appointed and notified to the other parties. Each Vendor agrees that any such legal process shall be sufficiently served on it or him if delivered to its or his agent appointed for service as aforesaid at the agent's registered office for the time being in Hong Kong whether or not such agent gives notice thereof to such Vendor.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the day and year first above written.

SIGNED by                                 )
MR. FREDERICK MICHAEL                     )
DEMOPOULOS                                )
in the presence of :-                     )


SIGNED by                                 )
MR. DOUGLAS KHOO KOK HUI                  )
in the presence of :-                     )

SIGNED by                                 )
MR. LU XIAOHU                             )
in the presence of :-                     )

SIGNED by                                 )
                                          )
for and on behalf of                      )
IDG TECHNOLOGY VENTURE                    )
INVESTMENT INC.                           )
in the presence of :-                     )


SIGNED by                                 )
                                          )
for and on behalf of                      )
SOFTBANK CHINA VENTURE                    )
INVESTMENTS NO.10 LIMITED                 )
in the presence of :-                     )


SIGNED by                                 )
                                          )
for and on behalf of SAWSTON              )
DEVELOPMENTS LIMITED                      )
in the presence of / whose signature(s)   )
are verified by :-                        )

                                   Schedule 1A
                                   -----------

                           Particulars of the Company
                           --------------------------

1.   Name of the company                :   Sharkwave Asia Pacific Limited

2.   Registered office                  :   Suite 1508, Central Building,
                                            1 Pedder Street,
                                            Central,
                                            Hong Kong

3.   Date of incorporation              :   3 September 1999
     Incorporation number               :   687515
     Place of incorporation             :   Hong Kong

4.   Directors                          :   DEMOPOULOS Frederick Michael
                                            KHOO Douglas Kok Hui
                                            TONG Siu Bau
                                            LI Jianguang

5.   Share capital          Authorised  :   HK$10,100 divided into :-
                                            (i)  500,000,000 Ordinary Shares of
                                                 HK$0.00002 par value each; and
                                            (ii) 5,000,000 Series A Preferred
                                                 Shares of HK$0.00002 par value
                                                 each

                                Issued  :   HK$180.56502 divided into :-
                                            (i)  5,000,000 Ordinary Shares of
                                                 HK$0.00002 par value each; and
                                            (ii) 4,028,251 Series A Preferred
                                                 Shares of HK$0.00002 par value
                                                 each.

6.   Shares held as follows :-

                                Beneficial Shareholder  No. of Shares
                                ----------------------  -------------
     Registered Shareholder
     ----------------------

     Mr. Frederick Michael      Mr. Frederick Michael   2,500,000 Ordinary
     Demopoulos                 Demopoulos              Shares

     Mr. Douglas Khoo Kok Hui   Mr. Douglas Khoo Kok    2,000,000 Ordinary
                                Hui                     Shares

     Mr. Lu Xiaohu              Mr. Lu Xiaohu           500,000 Ordinary Shares

     IDG Technology Venture     IDG Technology Venture  1,408,251 Series A
     Investment Inc.            Investment Inc.         Preferred Shares

     Intel Pacific, Inc.        Intel Pacific, Inc.     1,310,000 Series A
                                                        Preferred Shares

     Softbank China Venture     Softbank China Venture  1,310,000 Series A
     Investments No.10 Limited  Investments No.10       Preferred Shares
                                Limited

                                   Schedule 1B
                                   -----------

                        Particulars of the PRC Subsidiary
                        ---------------------------------

1.   Name of the company                :   [Company Name in chinese]
                                            (Sharkwave Information Technology
                                            (Beijing) Co., Ltd.)

2.   Registered address                 :   [Address in chinese]
3.   Date of incorporation              :   24 December 1999
     Place of incorporation             :   People's Republic of China

4.   Directors                          :   [Name in chinese]
                                            [Name in chinese]
                                            [Name in chinese]
                                            [Name in chinese]
                                            [Name in chinese]

5.   Legal Representative               :   [Name in chinese]

6.   Registered capital                 :   US$2,000,000

7.   Total investment                   :   US$2,800,000

8.   Registered capital held as follows :-

     Registered Shareholder  Beneficial Shareholder  Amount of registered
     ----------------------  ----------------------  --------------------
                                                     capital paid up as at the
                                                     -------------------------
                                                     date of this Agreement
                                                     ----------------------

     Sharkwave Asia          Sharkwave Asia Pacific  US$1,400,000
     Pacific Limited         Limited

                                   Schedule 2
                                   ----------

               Particulars of the Sale Shares and the Sale Loans

     (1)                   (2)                           (3)

                                                         Principal amount of
                                                         -------------------
                                                         Sale Loans as at the
                                                         --------------------
                                                         date of this Agreement
                                                         ----------------------
     Vendor                Sale Shares
(a)  Mr. Demopoulos        2,500,000 Ordinary Shares     HK$471,483

(b)  Mr. Khoo              2,000,000 Ordinary Shares     HK$309,193

(c)  Mr. Lu                500,000 Ordinary Shares       HK$154,597

(d)  IDG                   1,408,251 Series A Preferred  (Not applicable)
                           Shares

(e)  Intel                 1,310,000 Series A Preferred  (Not applicable)
                           Shares

(f)  Softbank              1,310,000 Series A Preferred  (Not applicable)
                           Shares

                                   Schedule 3
                                   ----------

                             Completion Requirements
                             -----------------------

1.    Obligations of the Vendors
      --------------------------

1.1 At Completion, each of the Vendors shall (and Mr. Demopoulos shall procure Intel to) deliver to the Purchaser :-

      (a) the share certificate in respect of the relevant Sale Shares (as set out against in name in column (2) in Schedule 2) in the name of the relevant Vendor, and (where applicable) evidence reasonably satisfactory to the Purchaser that those Sale Shares are beneficially owned by the relevant Vendor free from encumbrances;

      (b) an instrument of transfer in respect of the said relevant Sale Shares, duly executed by the relevant Vendor as the transferor in favour of the Purchaser or as the Purchaser may direct, together with related sold note signed by the relevant Vendor in compliance with the Stamp Duty Ordinance (Cap.117, Law of Hong Kong);

      (c) any power of attorney or other authority under which such instrument of transfer or sold note has been executed;

      (d) a cashier order or cheque for a sum in payment of the vendors' stamp duty on the Sale and Purchase (such sum to be calculated on the basis of the part of the Consideration in respect of the relevant Vendor as set out in Clause 3.1(b), and taking into account the then market value of the New Shares to be allotted and issued to the relevant Vendor, if higher), together with an undertaking (in a form acceptable to the Collector of Stamp Revenue) to pay any further sum of stamp duty.

      (e) a certified true copy of the minutes of meetings of the boards of directors of the Company and the PRC Subsidiary recording the resolutions as set out in paragraph 1.2 of this Schedule 3;

      (f) a written resignation of each of such persons (if any) as may be required by the Purchaser to resign from their directorships and all other offices in the Company and the PRC Subsidiary (as the case may be) with effect from Completion, with acknowledgements executed by each of them under seal to the effect that he or she has no claim whatsoever against the Company or the PRC Subsidiary (as the case may be) for compensation for loss of office or otherwise;

      (g) the certificate of incorporation, business registration certificate (if applicable), business licence (if applicable), minutes books, other statutory books and records, common seal and company chops of the Company and of the PRC Subsidiary, all accounts books and all documents and papers in connection with its affairs and all documents of title to their assets in so far as not already delivered to the Purchaser or its agents;

      (h) all the contracts, insurance policies (and premium receipts), and all other documents, deeds and instruments entered into by the Company or the PRC Subsidiary, in favour of the Company or the PRC Subsidiary, or to which the Company or the PRC Subsidiary is otherwise a party;

      (i) a Loan Assignment Deed duly executed by each of the Loan Vendors in respect of the relevant amount of the Sale Loans;

      (j)   the Indemnity Deed duly executed by Mr. Demopoulos, Mr. Khoo and Mr.
            Lu;

      (k)   the Employment Contract duly executed by Mr. Demopoulos;

      (l) the Non-Competition Undertaking duly executed by each of Mr. Demopoulos, Mr. Khoo and Mr. Lu in favour of the Company and the Purchaser; and

      (m) (in the case of each Vendor which is a company or a corporation, if not previously delivered) a certified true copy of the minutes of meeting of the board of directors of the relevant Vendor approving this Agreement and the execution and completion thereof and of all documents contemplated thereunder.

1.2 The Vendors shall procure that a meeting of the board of directors of the Company and the PRC Subsidiary (as the case may be) shall be held before Completion, at which :-

      (a) as regards the Company only, it shall be resolved that the instrument of transfer in respect of the Sale Shares as referred to in paragraph 1.1(b) of this Schedule 3 be approved for registration and passed for registration by the directors of the Company, and that new share certificates in respect of the Sale Shares made out in the name of the Purchaser (and/or as it may direct) be sealed with the Common Seal of the Company and issued to the Purchaser (and/or as it may direct);

      (b) the persons (if any) nominated by the Purchaser shall be appointed directors and/or secretary of the Company or the PRC Subsidiary (as the case may be) such appointments to take effect from Completion; and

      (c) (if required by the Purchaser) the resignations of the existing directors and secretary of the Company and/or the PRC Subsidiary (as the case may be) be approved, such resignations to take effect from Completion.

2.    Obligations of the Purchaser
      ----------------------------

2.1   At Completion, the Purchaser shall deliver to the Vendors :-

      (a) share certificates in respect of the relevant New Shares (or, in the case of Mr. Demopoulos, Mr. Khoo and Mr. Lu, those New Shares which, in accordance with Clause 3.3, are to be allotted and issued to each of them upon Completion) registered in the name of the relevant Vendor (or as the relevant Vendor may direct), such certificates to be issued in such reasonable denomination as may be requested by the relevant Vendor at reasonable time in advance;

      (b) a cheque or cheques for any part of the Consideration not satisfied by the New Shares and to be settled by cash, as referred to in Clause 3.2(b); and

      (c) (if not previously delivered) a certified true copy of the minutes of meeting of the board of directors of the Purchaser approving this Agreement and the execution and completion thereof and of all documents contemplated thereunder.

                                   SCHEDULE 4

                                 THE WARRANTIES

Subject as Disclosed:-

1.    INFORMATION DISCLOSED TO THE PURCHASER CORRECT

1.1   (a)   All information and documents as provided by each of the Vendors to the Purchaser or the Purchaser's auditors or legal adviser relating to the business, activities, affairs, or assets or liabilities of each of the Group Companies or for the purpose of the transactions contemplated by this Agreement or for the purposes of inclusion in any announcement or shareholders circular in connection with this Agreement was, when given, and is now true, accurate and complete in all material respects.

      (b) All information and documents to be provided by each of the Vendors to the Purchaser or the Purchaser's auditors or legal adviser relating to the business, activities, affairs, or assets or liabilities of each of the Group Companies or for the purpose of the transactions contemplated by this Agreement or for the purposes of inclusion in the any announcement or shareholders circular in connection with this Agreement will, when given, be true, accurate and complete in all material respects.

1.2 There are no material facts or circumstances, in relation to the assets, business or financial condition of either of the Group Companies which have not been Disclosed by each of the Vendors to the Purchaser or it's auditors or legal adviser, and which, if Disclosed, might reasonably have been expected to affect the decision or willingness of the Purchaser to enter into this Agreement.

2.    CORPORATE MATTERS

2.1   Directors
      ---------

      The only directors of each of the Group Companies are the persons whose names are listed in Schedule 1A and Schedule 1B respectively. None of the directors of any of the Group Companies who have resigned from their respective directorships or other offices in any of the Group Companies prior to the execution of this Agreement or Completion has or shall have any claim against any of the Group Companies for compensation for loss of office or otherwise.

2.2   Interest in companies
      ---------------------

      Save for its 100% interests in the issued share capital of the PRC Subsidiary, the Company is not and will not at Completion be the owner or the registered holder of any

                                     - D-1 -
      share, equity, registered or loan capital or interest in or other security of or directly or indirectly interested in any body corporate, partnership, consortium, joint venture or any form of equity wherever incorporated or established or other unincorporated association or any branch, agency or place of business, or any permanent establishment, whether outside Hong Kong, the PRC or otherwise nor has the Company agreed nor will it prior to Completion agree to become the owner or registered holder of or directly or indirectly interested in any such share, interest or security.

      The PRC Subsidiary is not and will not at Completion be the owner or the registered holder of any share, equity, registered or loan capital or interest in or other security of or directly or indirectly interested in any body corporate, partnership, consortium, joint venture or any form of equity wherever incorporated or established or other unincorporated association or any branch, agency or place of business, or any permanent establishment, whether outside Hong Kong, the PRC or otherwise nor has the PRC Subsidiary agreed nor will it prior to Completion agree to become the owner or registered holder of or directly or indirectly interested in any such share, interest or security.

2.3   Options over capital
      --------------------

      There are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share, interest or loan capital of the Group Companies (including any option or right of pre-emption or conversion).

2.4   New issues of capital
      ---------------------

      No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by any of the Group Companies (other than referred to in the relevant Schedule 1) since the Accounts Date and there will not be any prior to Completion.

2.5   Memorandum and articles of association, statutory books and resolutions
      -----------------------------------------------------------------------

      (a)   Each of the Vendors has delivered or will deliver to the Purchaser
            (i) complete copies of the Accounts and (ii) a true and complete copy of the memorandum and articles of association or such other similar constitutional documents of each of the Group Companies containing full details of the rights and restrictions attached to the share capital of each of the Group Companies and having attached thereto copies of all such resolutions and agreements as are required by law to be delivered to relevant authority for registration and all other resolutions passed by each of the Group Companies, other than resolutions relating to ordinary business at any annual general meeting.

      (b) Since the Accounts Date, no alteration has been made to the memorandum or articles of association or other corresponding constitutional documents of each of the Group Companies and no resolution of any kind of the shareholders of either

                                     - D-2 -
            of the Group Companies has been passed and, pending Completion, no resolution shall be passed without the prior written consent of the Purchaser.

      (c) The register of members and other statutory books of each of the Group Companies have been properly kept and maintained in accordance with all laws applicable thereto and contain an accurate and complete record of the matters which they should contain.

      (d) No notice or allegation that any of the foregoing is incorrect or should be rectified has been received.

2.6   Documents filed
      ---------------

      All returns, particulars, resolutions and documents required by any relevant legislations to be filed with authority in Hong Kong, the PRC or elsewhere (as the case may be) in respect of each of the Group Companies have been duly filed and were correct; and due compliance has been made with all the provisions of all relevant legal requirements in Hong Kong, the PRC or elsewhere (as the case may be) in connection with the formation of any of the Group Companies, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business.

2.7   Possession of documents
      -----------------------

      All title deeds (if any) relating to the assets of each of the Group Companies and an executed copy of all agreements to which any of the Group Companies is a party, and the original copies of all other documents which are owned by or which ought to be in the possession of each of the Group Companies are in their possession or available to their access.

2.8   Investigation
      -------------

      There are not pending, or in existence, any investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of any of the Group Companies.

2.9   Sale Shares and registered capital of Interest
      ----------------------------------------------

      (a) The Sale Shares represents (and will at Completion represent) the entire issued share capital of the Company, and subject to (d) below is and will at Completion be free from all liens, charges, encumbrances and third party rights whatsoever (including rights of pre-emption). Each of the Vendors is and will at Completion be solely beneficially entitled to and able to procure the sale and transfer or otherwise disposal of the respective Sale Shares as set out against its name in Schedule 2. The Company has not exercised any lien over any of its shares and there is outstanding no call on the Sale Shares and the Sale Shares are fully-paid.

                                     - D-3 -

      (b)   The issued shares of the PRC Subsidiary which are referred to in
            Schedule 1B as beneficially owned by the Company are and will at Completion be, free from all liens, charges, encumbrances and third party rights whatsoever and the PRC Subsidiary is and will at Completion be solely beneficially entitled to and able to procure the sale and transfer or otherwise disposal of such issued shares. The PRC Subsidiary has not exercised any lien over any of such issued shares and there is outstanding no call on any of such issued shares and all of such issued shares are fully-paid.

      (c) The issued share capital of each of the Group Companies are duly and validly issued, fully paid and non assessable, and such issued shares, and all outstanding shares, options and other securities of each of the Group Companies have been issued in full compliance with the requirements of all applicable securities laws and regulations.

      (d) The Company has reserved sufficient unissued Ordinary Shares for possible issuance upon the conversion of the Series A Preferred Shares. Except for the conversion privileges of the Series A Preferred Shares, there are no options, warrants, conversion privileges, preemptive rights or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase or acquire any share of the Company. Apart from the exceptions noted herein, no Ordinary Shares or Series A Preferred Shares, or shares issuable upon exercise or exchange of any outstanding options, warrants or rights, or other shares issuable by the Company, are subject to any rights of first refusal or other rights to purchase or acquire such shares (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

      (e) Other than the Vendors herein, no other companies owns or has any interest of any nature whatsoever in any shares of any class, debentures or other securities issued by any of the Group Companies and other than the Company, no other companies owns or has any interest of any nature whatsoever in any shares of any class, debentures or other securities issued by the PRC Subsidiary.

      (f) Each of the Vendors or the Company is not aware of any event or circumstances has arisen or shall arise prior to Completion which would enable the Series A Preferred Shareholders the right to receive the payments under Article 11C of its memorandum and articles of association.

      (g) Each of the Vendors or the Company is not aware of any event or circumstances has arisen or shall arise prior to Completion which would lead to a conversion of the Series A Preferred Shares.

2.10  Other corporate matters
      -----------------------

                                     - D-4 -

(a) The Company is duly incorporated and validly existing under the laws of the Hong Kong, and the amount and particulars of its share capital and other particulars set out in Schedule 1A are and will on Completion be true and accurate in all respects.

(b) The PRC Subsidiary is duly incorporated and validly existing under the laws of the PRC, and the amount and particulars of its share capital and other particulars set out in Schedule 1B are and will on Completion be true and accurate in all respects.

(c) Each of the Group Companies has full power, authority and legal right to own its assets and carry on its business and is not in receivership or liquidation, it has taken no steps to enter liquidation and no petition has been presented for winding up of any of the Group Companies and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of any of the Group Companies.

(d) Each of the Series A Preferred Shareholders is duly incorporated or established and is validly existing under the laws of its relevant jurisdiction of incorporation, with full power and authority to own, lease and operate its properties and assets and to execute and perform its obligations under this Agreement.

(e) The execution, delivery and performance by each of the Series A Preferred Shareholders of this Agreement has been duly authorised by it and this Agreement constitutes a legal, valid and binding obligation of each of the Ordinary Shareholders and the Series A Preferred Shareholders enforceable in accordance with its terms, subject to the laws of bankruptcy and other similar laws affecting the rights of creditors generally.

(f) Each of the Vendors is not: (i) in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound; or (ii) involved in or the subject of any current or pending investigation or proceedings (whether administrative, regulatory or otherwise), to an extent which is material in the context of the transactions herein contemplated.

2.11  Sale Loan
      ---------

(a) Each of the Loan Vendors is and will at Completion be the sole legal and beneficial owner of the relevant amount of the Sale Loans as set out against its name in Schedule 2.

(b) The Sale Loans is and will at Completion be valid and subsisting, due and owing in full from the Company to each of the Loan Vendors without default and be free from all liens, charges, prior equities, encumbrances, compromises, releases, waivers and dealings of any nature whatsoever or any agreement for any of the same.

(c) Each of the Loan Vendors has and will have at Completion the right, power and authority to sell and transfer the full legal and beneficial ownership and his benefit of and in the Sale Loans to the Purchaser in the manner as set out in the Loan Assignment Deed.

                                     - D-5 -

(d) Each of the Loan Vendors has not previously assigned or agreed to assign his relevant Sale Loans to any third party whether absolutely or conditionally.

3.    FINANCIAL MATTERS

3.1   Financial Statements
      --------------------

      (a)   The Accounts :-

            (i) have been prepared in good faith and in accordance with the Applicable Accounting Principles;

            (ii) comply in all material respects with all other applicable ordinances, statutes and regulations;

            (iii) are true, accurate and complete in all material respects with regard to the capital commitments, assets and liabilities (actual and contingent), profits and loss and the financial position of each of the Group Companies as at the date to which the Accounts were made up and of the results for the financial period ended on such date and are not materially affected by any unusual or non-recurring items not disclosed therein;

            (iv) make provision for all material liabilities of each of the Group Companies as at the date to which the Accounts were made up including, without limitation, all taxation, bad and doubtful debts, depreciation, amortization, and all disputed, deferred or contingent liabilities or capital or burdensome commitments of each of the Group Companies whether liquidated or unliquidated were properly noted in the notes to the balance sheets; and

            (v) fully disclose all the assets of each of the Group Companies as at the date to which the Accounts were made up,

            and no notice or allegation that any of the above is incorrect has been received by each of the Vendors or either of the Group Companies.

      (b) All the accounts, books, ledgers and records of whatever nature of each of the Group Companies have been fully and properly maintained so that they accurately present and reflect in accordance with the Applicable Accounting Principles all transactions entered into by any of the Group Companies or to which any of them has been a party.

3.2   Valuation of stock-in-trade and work in progress
      ------------------------------------------------

      (a) In the Accounts, the stock-in-trade and work in progress of each of the Group Companies has been treated in accordance with the Applicable Accounting

                                     - D-6 -

            Principles.

      (b) In the Accounts, all redundant, obsolete and slow-moving stock-in-trade has been written off or written down, as appropriate.

3.3   Depreciation of fixed assets
      ----------------------------

      In the Accounts, the fixed assets of each of the Group Companies have been depreciated in accordance with the Applicable Accounting Principles.

3.4   Deferred taxation
      -----------------

      Deferred tax is fully provided for in the Accounts based on the liability method, in respect of timing differences between profit as computed for taxation purposes and profit as stated in the financial statements to the extent that the liability will crystallise in the foreseeable future.

3.5   Books and records
      -----------------

      (a) All the accounts, books, ledgers, financial and other records (including but not limited to statutory and accounting records), of whatsoever kind, of each of the Group Companies :-

            (i)    are in its possession or access;

            (ii) have been fully properly and accurately kept, completed and brought up to date;

            (iii) do not contain any material inaccuracies or discrepancies of any kind;

            (iv) give and reflect a true and fair view of its trading transactions, and its financial, contractual and trading position; and

            (v) have been properly kept and maintained in accordance with relevant laws applicable thereto,

      (b) All accounts, documents and returns required by law to be delivered or made by each of the Group Companies to any government authority or regulatory body or any other authority have been duly and correctly delivered or made and no notice or allegation that any of them is materially incorrect or should be rectified has been received by any of the Vendors or any of the Group Companies.

3.6   Position since Accounts Date
      ----------------------------

      (a) Since the Accounts Date and compared to the Accounts, there has been no adverse

                                     - D-7 -
            change in the financial or trading position or in the prospects of any of the Group Companies and no event, fact or matter has occurred which is likely to give rise to any such change.

      (b)   Since the Accounts Date and compared to the Accounts:

            (i) the business of each of the Group Companies has not been affected by any abnormal factor not affecting to a similar extent generally all companies carrying on similar businesses;

            (ii) full and proper records and books of accounts of the transactions dealings and affairs of each of Group Companies, have been and will be kept, and full and proper entries have been and will be made;

            (iii) no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by any of the Group Companies;

            (iv) there has been no deterioration in the turnover or the finance or trading position or prospects of any of the Group Companies;

            (v) none of the Group Companies has, by doing or omitting to do anything, prejudiced its goodwill and its goodwill will not be prejudiced in any way as a result of the execution of this Agreement or of any other matters contemplated by this Agreement or of any other things;

            (vi) none of the Group Companies has disposed and will not prior to Completion dispose of any assets other than in the ordinary course of business, and no material capital expenditure nor material liabilities (including contingent liabilities) have been or will be incurred by it before Completion;

            (vii) no resolutions have been passed by any of the Group Companies in general meetings or by the directors in directors' meetings and nothing has been or will be done prior to Completion in the conduct or management of the affairs of any of the Group Companies which may reasonably be considered as likely to prejudice the interests of the Purchaser;

            (viii) none of the Group Companies has given nor agreed to give any guarantee, indemnity or surety putting it under a prospective or contingent liability that may remain after the date hereof;

            (ix) no dividend or other distribution has been declared, paid or made by any of the Group Companies;

                                     - D-8 -

            (x) there has been no material change in the level of borrowing or in the working capital requirements of any of the Group Companies;

            (xi) all transactions between any of the Group Companies and any of the Vendors or their respective group have been on an arm's length basis and commercial terms;

            (xii) no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by any of the Group Companies which is of a long term or unusual nature or which involved or could involve an obligation of a material nature or magnitude;

            (xiii) no debtor has been released by any of the Group Companies on terms that it pays less than the book value of its debt and no material debt owing to any of the Group Companies has been deferred, subordinated or written off or has proved to any extent irrecoverable;

            (xiv) no change has been made in terms of employment and any benefits in kind payable to employees and other employment related matters by any of the Group Companies or any of the Vendors (other than those required by law) which could materially increase the total costs attributable to employment and employee benefits of any of the Group Companies;

            (xv) there has been no material increase or decrease in the levels of debtors or creditors or in the average collection or payment periods for the debtors and creditors respectively of any of the Group Companies; and

            (xvi) none of the Group Companies has repaid any borrowing or indebtedness in advance of its stated maturity.

      (c) The trading prospects, financial position or business of each of the Group Companies have not been adversely affected as a result of any event or circumstances arising since the Accounts Date and no such adverse effect is expected by any of the Group Companies within the immediate future.

3.7   Working Capital
      ---------------

      Having regard to existing bank and other financial facilities (including financial support from the Purchaser) each of the Group Companies has sufficient working capital available to it as at the date of this Agreement and up to Completion to enable it to continue to carry on its business in its present form and at its present level of turnover and for the purpose of performing in accordance with their terms all orders, projects and other obligations and discharging all liabilities which ought properly to be discharged.

4.    DEBT POSITION

                                     - D-9 -

4.1   Bank and other borrowings
      -------------------------

      (a) None of the Group Companies has outstanding borrowing or indebtedness in the nature of borrowing directly or indirectly created, incurred, assumed or guaranteed or with respect to which any of them has otherwise become directly or indirectly liable (including, without limitation, any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement or commitments, trade bills (other than those on terms normally obtained), forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) other than:

            (i)    the Intra-Group Loans; and

            (ii) moneys borrowed from or otherwise owed to third parties which do not exceed HK$200,000 (other than the liability accrued in the Latest Accounts) in aggregate for all of the Group Companies.

      (b) No material outstanding indebtedness of any of the Group Companies has become payable by reason of default by any of the Group Companies (as the case may be) and no event of default has occurred or is pending which with the lapse of time or the fulfilment of any condition or the giving of notice may result in any such indebtedness becoming so payable prior to maturity.

      (c) All amounts outstanding and appearing in the books of any of the Group Companies as loan accounts or as due to directors or shareholders wholly represent money or moneys worth paid or transferred to any of the Group Companies or remuneration accrued due and payable for services rendered and (save for such remuneration and save for dividends) no part thereof has been provided directly or indirectly out of the assets of any of the Group Companies.

4.2   Liabilities
      -----------

      (a) There are no liabilities (including contingent liabilities) which are outstanding on the part of any of the Group Companies other than those liabilities incurred in the ordinary and proper course of business since the Accounts Date.

      (b) There has been no exercise, purported exercise or claim for any charge, lien, encumbrance or equity over any of the assets of any of the Group Companies and there is no dispute directly or indirectly relating to any of its assets.

      (c) There are no debts owing to any of the Group Companies other than trade debts incurred in the ordinary and usual course of business which do not exceed HK$200,000 (other than the liability accrued in the Latest Accounts) in aggregate

                                    - D-10 -
            for any of the Group Companies as a whole.

4.3   Continuation of facilities
      --------------------------

      (a) In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding and owing by, or available to any of the Group Companies (referred to in this paragraph as "facilities"):

            (i) there has been no contravention of or non-compliance with any provision of any of those documents;

            (ii) there has not occurred any event of default or any other event or circumstance which would entitle any person to call for early repayment and no steps for the early repayment of any indebtedness have been taken or threatened;

            (iii) there have not been nor are there any circumstances whereby the continuation of any of the facilities might be prejudiced, or which might give rise to any alteration in the terms and conditions of any of the facilities;

            (iv) none of the facilities is dependent on the guarantee or indemnity of any security provided by any party other than the Company or the PRC Subsidiary (as the case may be);

            (v) none of the Vendors has knowledge or information that, as a result of the transactions contemplated in this Agreement, any of the facilities might be terminated or mature prior to its stated maturity; and

            (vi) none of the Vendors or the Group Companies has received any notice to repay under any agreement relating to any borrowing or indebtedness in the nature of borrowing which is repayable on demand.

5.   EFFECT OF TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT

5.1   (a)   none of the Vendors, having made due and careful enquiries, has knowledge, information or belief that after the entering into of this Agreement (whether by reason of an existing agreement or arrangement or otherwise) or as a result of any other matter contemplated under this Agreement and none of the Group Companies will lose the benefit of any right or privilege which it enjoys.

      (b) Neither the execution of this Agreement nor the compliance with the terms of this Agreement does and will:-

            (i) conflict with, or result in the breach of, or constitute a default under, any

                                    - D-11 -
                   of the terms, conditions or provisions of applicable law, rule or regulation or the articles of association, other constitutional documents or the certificates business licence or permits of any of the Group Companies that enable it to carry on the business or operations now operated by it or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any of the Group Companies that, singly or in the aggregate, is material to any of the Group Companies, or any judgement, rule or regulation, order or decree of any governmental body, agency or court having jurisdiction over any of the Group Companies and will not result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any assets of each of the Group Companies;

            (ii) relieve any person from any obligation to any of the Group Companies or cause any person to determine any such obligation or any right or benefit enjoyed by any of the Group Companies, or to exercise any right, whether under an agreement with or otherwise in respect of any of the Group Companies;

            (iii) result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever on any of the assets of any of the Group Companies; and

            (iv) result in any present or future indebtedness of any of the Group Companies becoming due and payable or capable of being declared due and payable prior to its stated maturity.

5.2   Conduct of businesses in accordance with memorandum and articles of
      -------------------------------------------------------------------
      association or other constituted documents
      ------------------------------------------

      Each of the Group Companies has at all times carried on business and conducted its affairs in all respects in accordance with its memorandum and articles of association, business licence or other corresponding constitutional documents for the time being in force and any other documents to which it is or has been a party.

5.3   Agreements restricting business
      -------------------------------

      (a) None of the Group Companies is a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or any restrictive trading or other agreement or arrangement which in any way restricts its freedom to carry on the whole or any part of its business in any part of the world.

      (b) None of the Group Companies is a party to any undertaking or assurances given

                                    - D-12 -
           to any court or governmental agency which is still in force.

6.    REGULATORY MATTERS

6.1   (a)   Each of the Group Companies has obtained all licences, permissions, approvals, orders, registration, authorisations and consents required for carrying on its business effectively in the places and in the manner in which such business is now carried on. All consents, regulatory or corporate approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any governmental authority, agency or political subdivision thereof, or any other entity ("Governmental
            Authorizations") on the part of any of the Group Companies and any of the Vendors required in connection with the execution, delivery and performance by any of the Vendors and by any of the Group
            Companies of this Agreement in order to consummate the transactions contemplated herein shall have taken place or been obtained, in accordance with all applicable laws and regulations, at or prior to Completion, and shall be unconditional and are in full force and effort at Completion. The offer, sale and issuance or conversion of the Sale Shares in conformity with the terms of this Agreement.

      (b) The licences, permissions, authorisations and consents referred to in paragraph (a) are in full force and effect, not limited in duration or subject to any unusual or onerous conditions, have been complied with in all material respects.

      (c) None of the Group Companies has received any indication that any of the licences, permissions, authorisations or consents referred to in paragraph (a) will or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Sale Shares by the Purchaser or otherwise).

6.2   (a)   Each of the Group Companies has conducted its business and corporate affairs in all material respects in accordance with its business licence and with all applicable laws and regulations in accordance with the applicable laws and regulations of its relevant jurisdiction.

      (b) None of the Group Companies is in default of any order, decree or judgement of any court or any governmental or regulatory authority in accordance with the applicable laws and regulations of its relevant jurisdiction.

6.3   Powers of attorney and authority
      --------------------------------

      Neither any power of attorney given by any of the Group Companies, nor any authority (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of them, is in force other than those as referred to in this Agreement or necessitated in the usual and ordinary course of business of any of the

                                    - D-13 -

      Group Companies.

6.4 There are no legal or government proceedings pending against any of the Group Companies in Hong Kong, the PRC or elsewhere challenging the effectiveness or validity of the events and transactions contemplated by this Agreement and no such proceedings are threatened or contemplated by any governmental agencies in Hong Kong, the PRC or elsewhere.

7.    THE ASSETS

7.1   Ownership
      ---------

      Each of the assets included in the Accounts of each of the Group Companies or acquired by it since the Accounts Date is the absolute property of each of the Group Companies. Save as disclosed in the Accounts, those assets are not the subject of any security interest or any assignment, equity, option, right of pre-emption, royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, conditional sale or credit sale agreement, agreement for payment on deferred terms or any similar agreement or arrangement (or any agreement or obligation, including a conditional obligation, to create or enter into any of the foregoing).

7.2   Status of Proprietary Assets
      ----------------------------

      (a) Each of the Group Companies has full title and ownership of, or is duly licensed to use, all assets that are necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others (the "Proprietary Assets").

      (b) No third party has any ownership rights, title, interest, claim in or lien on any of the Group Companies' Proprietary Assets and there has not occurred any event of default or any other event or circumstance which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance) and each of the Group Companies has taken, and in the future it will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

      (c) None of the Group Companies has received any notice or claim of, nor does it have any knowledge of, any infringement or misappropriation by any of them of the asserted rights of others and none of the Group Companies is aware of any infringement or misappropriation by others of its respective Proprietary Assets. Each of the Group Companies has taken all reasonable steps necessary or appropriate to establish and maintain its ownership of its Proprietary Assets.

                                    - D-14 -

      (d) None of the Group Companies is aware that any of its employees of any of them is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of its best efforts to promote the interest of any of them or that would conflict with any of the their business as proposed to be conducted.

      (e) None of the Group Companies believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information or any of its employees made prior to their employment by any of them, except for inventions, trade secrets or proprietary information that have been assigned to any of them.

7.3   Adequacy of Assets
      ------------------

      (a) The assets of each of the Group Companies and the facilities and services to which each of the Group Companies has a contractual right include all rights, properties, assets, facilities and services necessary for the carrying on of the business of each of the Group Companies in the manner in which it is currently carried on.

      (b) The assets of each of the Group Companies and the facilities and services to which each of the Group Companies has a contractual right include all assets, facilities and services necessary to enable each of the Group Companies to conduct its business after Completion in the same manner as it was conducted immediately prior to Completion.

7.4   Condition
      ---------

      (a) All the plant, machinery, systems, equipment and vehicles used by each of the Group Companies :

            (i) are in a good state of repair (fair wear and tear excepted) and have been regularly and properly maintained in accordance with appropriate technical specifications, safety regulations and the terms and conditions of any applicable agreement;

            (ii) are capable of being efficiently and properly used for the purposes for which they were acquired or are retained;

            (iii) are not dangerous, inefficient, obsolete or in need of renewal or replacement.

7.5   Insurances
      ----------

                                    - D-15 -

      (a) The business, undertakings, properties and other assets of each of the Group Companies are adequately insured against such risks as are normally insured by persons carrying on similar businesses in Hong Kong and such insurances include all the insurances which each of the Group Companies is required under the terms of any leases or any contracts in respect of any of its properties to undertake and such insurances are in full force and effect and there are no circumstances which could render any of such insurances void or voidable and all due premiums in respect thereof have (if due) been paid.

      (b) Each of the Group Companies has obtained, or will obtain (within fifteen (15) days of Completion) and will maintain, fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

      (c) No claim is outstanding by either of the Group Companies under any such policy of insurance and, to the best knowledge of each of the Vendors, there are no circumstances likely to give rise to such a claim.

8.    MILLENNIUM COMPLIANCE AND INTELLECTUAL PROPERTY RIGHTS

8.1 The computer systems and any related hardware and software of each of the Group Companies (the System) are Millennium Compliant.

8.2   Registered Rights
      -----------------

      (a) Each of the Group Companies is the sole legal owner of all Intellectual Property Rights registered or sought to be registered in any jurisdiction which are held or beneficially owned by each of the Group Companies and save as the disclosed there are no pending applications of any Intellectual Property Rights and any licence or other agreement therefor to which any of the Group Companies is a party thereto are

      (b) No act has been done or omitted to be done and no event has occurred or is likely to occur which can reasonably be expected render any of such Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment or may prevent the grant or registration of a valid Intellectual Property Right pursuant to a pending application.

      (c) The Company is and will before Completion be the sole sole legal owner of the domain name www.shawei.com (the "Domain Name") properly registered under its name in the relevant jurisdiction in which it is held and the Domain Name is not subject to any licence, agreements or any third party rights whatsoever. Save for the Domain Name, none of the Group Companies has registered and there are no pending applications for any other domain names nor is there any agreements or arrangements, licence of domain names which any of the Group Companies is

                                    - D-16 -
            entitled to or for the benefit of any of the Group Companies. The Company will cause to be registered the Domain Name as a Intellectual Property Right or procure to be done all such acts which is necessary for the protection of the Domain Name in any part of the world.

8.3   Infringement
      ------------

      (a) None of the operations of any of the Group Companies infringes any rights held by any third party or involve the unauthorised use of confidential information disclosed to any of the Group Companies in circumstances which can reasonably be expected to entitle a third party to make a claim against any of the Group Companies.

      (b) No claim has been made by any third party which alleges any infringing act or process which would fall within paragraph (a) above or which otherwise disputes the right of any of the Group Companies or any of its employees or consultants to use any Intellectual Property Rights relating to its business and none of the Vendors is aware of any circumstances (including any act or omission to act) likely to give rise to such a claim.

      (c) There exists no actual or threatened infringement by any third party of any Intellectual Property Rights held or used by any of the Group Companies (including misuse of Confidential Information) or any event likely to constitute such an infringement nor has any of the Group Companies acquiesced in the unauthorised use by any third party of any such Intellectual Property Rights.

8.4   Intellectual Property Licences
      ------------------------------

      All licences, sub-licences or assignments granted to any of the Group Companies in respect of any Intellectual Property Rights used by it are Disclosed to the Purchaser and none of the Group Companies is in default under any such licences, sub-licences or assignments.

8.5   Loss of Rights
      --------------

      No Intellectual Property Rights owned or used by any of the Group Companies and no licence of Intellectual Property Rights of which any of the Group Companies has the benefit will be lost, or will be rendered liable to any right of termination or cessation by any third party, by virtue of the transactions contemplated by this Agreement.

8.6   Records and Software
      --------------------

      (a) All the accounting records and systems (including but not limited to computerised accounting systems) of any of the Group Companies are recorded, stored, maintained or operated or otherwise held by any of them and are not wholly or

                                    - D-17 -
            partly dependent on any facilities or systems which are not under the exclusive ownership or control of any of the Group Companies.

      (b) Each of the Group Companies is licensed to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this Agreement and does not share any user rights in respect of such software with any other person.

8.7   Computer Systems and Software
      -----------------------------

      (a) All software supplied by or used by each of the Group Companies (all "Software") is fit in all respects for its intended purpose, of satisfactory quality, performs in all respects in accordance with its specifications and user or other manuals or documentation and does not contain any defect or feature which does or may adversely affect its performance or the performance of any other software, hardware or system. None of the Group Companies has at any time had any dispute with any person relating to the functionality, quality or fitness for purpose of the Software or relating to its compliance with its specifications or with any warranties given by any of the Group Companies or any other person relating to it.

      (b) All Software, hardware and equipment owned or used by any of the Group Companies or used or operated by third parties on behalf of any of the Group Companies in relation to its business, which performs or is or may be required to perform functions involving dates or the computation of dates or containing date-related data, has the programming, design and performance capabilities to ensure that:-

            (i) it will not suffer or cause a malfunction of the type referred to in (a) above; and

            (ii) it will not be adversely affected by, nor require changes in inputting or operating practices nor produce invalid or incorrect output or results, nor cause any abnormal ending scenario or suffer any diminution in functionality or performance as a result of the date change at the end of the twentieth century or the input, processing, storage or use of dates up to and including 31 December 2001.

            (iii) All date-related data stored electronically by or on behalf of any of the Group Companies is in such a form that its input, processing, storage or use by or on behalf of any of the Group Companies will not, directly or indirectly, cause a malfunction of the type referred to in (ii) above in any Software, hardware or equipment.

      (c) Each of the Group Companies has taken all reasonable steps to ensure that all Software and all software used by it is free of any virus and none of the Group

                                    - D-18 -

            Companies has any grounds for believing that any virus has or will come into contact with the Software and all software used by it.

      (d) Each of the Group Companies has security procedure in place to prevent the unauthorised access, amendment or damage to, or use of, any of the Group Companies data or data of third parties held on any of the Group Companies computer systems or Software by any third party, and no such unauthorised access, amendment, damage or use has taken place.

      (e) Each of the Group Companies has access to the source code of Software licensed or sub-licensed to it through and subject to source code deposit agreements between the owner(s) of the copyright in such Software and appropriate deposit agents.

9.    CONTRACTUAL MATTERS

9.1   Material Contracts
      ------------------

      Save as disclosed in the Accounts, there is not outstanding any material agreement or material arrangement to which any of the Group Companies is a party:

      (a) which, by virtue of the transactions contemplated by this Agreement or other performance of the terms of this Agreement, will result in:

            (i) any other party being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option); or

            (ii) any of the Group Companies being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or in a liability or obligation of any of the Group Companies being created or increased;

      (b) to which the Purchaser or its group is a party or in which any connected person (as defined under the Listing Rules) is interested or from which any such person takes benefit, whether directly or indirectly.

      (c) which has been entered into otherwise than by way of a bargain at arm's length and on commercial terms.

      (d) which establishes any guarantee, indemnity, suretyship, form of comfort or support (whether or not legally binding) given by any of the Group Companies in respect of the obligations or solvency of any third party.

      (e) pursuant to which any of the Group Companies has sold or otherwise disposed of any Group Companies or business in circumstances such that it remains subject to

                                    - D-19 -
            any liability (whether contingent or otherwise) which is not fully provided for in its Accounts.

      (f) which, upon completion by the relevant Group Company of its work or the performance of its other obligations under it, is likely to result in a loss for the relevant Group Company which is not fully provided for in its Accounts or which either is not expected to make a normal profit margin or involves an abnormal degree of risk.

      (g) which establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement to which any of the Group Companies is a party.

      (h) which constitutes any power of attorney given by any of the Group Companies or any other authority which would enable any person not employed by the relevant Group Company to enter into any contract or commitment on behalf of the relevant Group Company.

      (i) which involves or is likely to involve: (i) material expenditure by any of the Group Companies; or (ii) material obligations or restrictions of any of the Group Companies of an unusual or exceptional nature or magnitude and not in the ordinary and usual course of business.

      (j) which establishes any material agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement to which any of the Group Companies is a party.

      (k) which is a currency and/or interest rate swap agreement, asset swap, future rate or forward rate agreement, interest cap, collar and/or floor agreement or other exchange or rate protection transaction or combination thereof or any option with respect to any such transaction or any other similar transaction to which any of the Group Companies is a party.

      (l) which is any other agreement or arrangement having or likely to have a material effect on the financial or trading position or prospects of any of the Group Companies.

      (m) which is a bid, tender, proposal or offer which, if accepted, would result in any of the Group Companies becoming a party to any agreement or arrangement of a kind described in paragraphs (a) to
            (l) above.

9.2   Defaults
      --------

                                    - D-20 -

      (a) None of the Group Companies is in material default under any agreement to which it is a party and there are no circumstances likely to give rise to any such material default.

      (b) No party with whom any of the Group Companies has entered into any agreement or arrangement is in default under such agreement or arrangement and there are no circumstances likely to give rise to any such default or incapable of performing its obligations or granting any rights thereunder.

9.3   Binding Obligations
      -------------------

      None of the Vendors and the Group Companies is aware of the invalidity of, or a ground for termination, avoidance or repudiation of, any agreement, arrangement or obligation to which any of the Group Companies is a party (the "Contracts") which will or is likely to have a material adverse impact on the business or operations of any of the Group Companies. No party with whom any of the Group Companies has entered into a Contract has given notice of its intention to terminate, or has sought to repudiate or disclaim, the relevant Contract which will or is likely to have a material adverse impact on the business or operations of any of the Group Companies. The obligations of the parties to the Contracts are legal, valid, binding and enforceable in accordance with their respective terms.

10.   LITIGATION AND INVESTIGATIONS

10.1  Litigation
      ----------

      (a) None of the Vendors and the Group Companies is a plaintiff or defendant in or otherwise a party to any litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning any of the Group Companies or any of its assets.

      (b) So far as any of the Vendors is aware, no governmental or official investigation or inquiry concerning any of the Group Companies is in progress or pending.

      (c) None of the Vendors is aware of any circumstances which are likely to give rise to any such proceeding, investigation or inquiry as is referred to in paragraph (a) or paragraph (b).

      (d) There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best knowledge of each of the Group Companies and each of the Vendors, currently threatened) against any of the Vendors or any of the Group Companies, any Group Companies activities, properties or assets or, to the best of knowledge of any of the Group Companies and the Vendors, against any officer, director or employee of any of the Group Companies in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of

                                    - D-21 -
            any of the Group Companies. To the best knowledge of any of the Group Companies and any of the Vendors, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of the Companies. There are no Actions pending or, to the best knowledge of any of the Group Companies and any of the Vendors, threatened (or any basis therefor), relating to the prior employment of any of the Group Companies employees or consultants, their use in connection with any of the Group Companies business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. None of the Group Companies is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by any of the Group Companies currently pending or which it intends to initiate.

      (e) There is no dispute with any revenue or other official, department in Hong Kong, the PRC or elsewhere, in relation to the affairs of any of the Group Companies, and to the best information and belief of each of the Vendors and the Group Companies there are no facts which may give rise to any dispute.

      (f) There is no unsatisfied judgment order or decree of any court tribunal or any governmental agency outstanding against any of the Group Companies or which may have an adverse effect upon any of the Group Companies or its business, operations, assets or liabilities or any part of the same.

      (g) No event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by any of the Group Companies, to crystallise or any charge created by it to become enforceable, nor has any such crystallisation occurred nor is such enforcement in process.

11.   DIRECTORS AND EMPLOYEES

11.1  Employees
      ---------

      Save as otherwise agreed in writing between Mr. Demopolous and the Purchaser as soon as practicable on or after the signing of this Agreement, none of the Group Companies has entered into any arrangements regarding any future variation in any contract of employment in respect of any of its directors and employees or any agreement imposing an obligation on any of the Group Companies to increase the basis and/or rates of remuneration and/or the provision of other benefits in kind to or on behalf of any of its directors or employees at any future date.

11.2  Compliance
      ----------

                                    - D-22 -

      Each of the Group Companies has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders and awards relevant to their conditions of service or to the relations between it and its employees (or former employees, as the case may be) or any recognised trade union.

11.3  No Breach by Employee
      ---------------------

      To the best knowledge of each of the Group Companies and each of the Vendors, no employee or consultant of any of the Group Companies is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the respective Group Companies or to promote the interests of the respective Group Companies or that would conflict with the business of any of the Group Companies as proposed to be conducted. The carrying on of each of the Group Company's business by the employees and contractors of such Group Companies and the conduct of its business as presently proposed, will not, to the best knowledge of each of the Group Companies and each of the Vendors, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or any of the Group Companies is now obligated. To the best knowledge of each of the Group Companies and each of the Vendors, at no time during the conception of or reduction of any of the Group Companies' Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect any of the Group Company's rights in such Proprietary Assets.

11.4  Incentive Schemes
      -----------------

      Save as Disclosed, none of the Group Companies has in existence (or is proposing to introduce) any share incentive scheme, share option scheme or profit sharing scheme for all or any of its directors or employees.

11.5  Payments on Termination
      -----------------------

      Except to the extent (if any) to which provision or allowance has been made in the Accounts of each of the Group Companies:

      (a) no outstanding liability has been incurred by any of the Group Companies for breach of any contract of employment or for services or for long service or redundancy payments, protective awards, compensation for dismissal or for any

                                    - D-23 -
            other liability accruing from the termination of any contract of employment or for services, and no such liability will be incurred by any of the Group Companies as a result of the acquisition of the Sale Shares by the Purchaser or other performance of the terms of this Agreement;

      (b) no gratuitous payment has been made or benefit given (or promised to be made or given) by any of the Group Companies in connection with the actual or proposed termination or suspension of employment, or variation of any contract of employment, of any present or former director or employee of any of the Group Companies;

      (c) there is not in existence any contract of employment with any director or employee of any of the Group Companies, nor any consultancy agreements with any of the Group Companies, which cannot be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

11.6  Retirement Benefits
      -------------------

      Save for the mandatory contributions under the social security participation or other contributions as required by the applicable laws of Hong Kong, the PRC or elsewhere, there are no occupational retirement schemes, retirement benefits, pension, provident, superannuation, share option, share incentive, life assurance, disability or similar schemes, arrangements or obligations of either of the Group Companies for any of its employees or any of their spouses or dependants. Neither of the Group Companies has any obligation (whether legally binding or established by custom other than long service payment liability under the applicable laws of Hong Kong, the PRC or elsewhere) to pay any pension, allowance or gratuity or make any other payment on termination of service, death or retirement or to make any payment for the purpose of providing any similar benefits to or in respect of any of its employees or any spouse or dependant of any such persons and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits. Neither of the Group Companies has any proposals to establish any such schemes, arrangements or obligations.

12.   INSOLVENCY ETC.

      (a) No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of any of the Group Companies or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to any of the Group Companies, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of either of the Group Companies.

                                    - D-24 -

      (b) No composition in satisfaction of the debts of any of the Group Companies, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

      (c) No distress, distrain, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of any of the Group Companies.

      (d) No facts are known to any of the Vendors or any of the Group Companies which are likely to result in any such proceedings being brought by or against any of the Group Companies or against any person for whose acts or defaults any of the Group Companies may be vicariously liable or in respect of which any of the Group Companies is liable to indemnify any party concerned therein.

13.   TAXATION

13.1  Administration
      --------------

      (a) All returns, notifications, documents, computations and payments which should be or should have been made by any of the Group Companies for any taxation purpose have been duly made within the requisite periods and are up-to-date, correct and on a proper basis and to the best of the belief and knowledge of each of the Vendors none of them is or is likely to be the subject of any dispute with taxation authorities whether in the Hong Kong, the PRC or elsewhere. All such information was when provided and remain complete and accurate and all such returns and notices were when provided and remain complete and accurate and were made on a proper basis.

      (b) All particulars which had been furnished to taxation authorities whether in the Hong Kong, the PRC or elsewhere, in connection with the application for any consent or clearance on behalf of any of the Group Companies or affecting any of them, fully and accurately disclosed all facts and circumstances material for the decision of those authorities; and all such consents or clearances are valid and effective; and any transaction, for which consent or clearance has previously been obtained, has been carried into effect (if at all) only in accordance with the terms of the relative application and consent or clearance.

      (c) None of the Group Companies has taken any action which has had, or might have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with any taxation authorities.

      (d) No tax authority has agreed to operate any special arrangement (being an arrangement which is not based on a uniform application of the relevant

                                    - D-25 -
            legislation whether expressly provided for in the relevant legislation or operated by way of extra statutory concession or otherwise) in relation to either of the Group Companies.

13.2  Taxation claims, liabilities and reliefs
      ----------------------------------------

      (a) None of the Group Companies has received any notice or allegation from any tax authorities that it has not complied with any relevant legal requirement relating to registration or notification for taxation purposes and is not involved in any dispute or investigation with any tax authority and there are no facts or matters which it reasonably believes will cause any such dispute or investigation or any liability for taxation (present or future).

      (b) None of the Group Companies is or will become liable to pay, or make reimbursement or indemnity in respect of, any taxation (or any amount corresponding to taxation) in consequence of the failure by any other person to discharge that taxation or amount within any specified period or otherwise, where the taxation or amount relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

      (c) No relief (whether by way of deduction, reduction, set-off exemption, repayment or allowance, or otherwise) from, against or in respect of any taxation has been claimed and/or given to any of the Group Companies which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at any time after Completion.

      (d) None of the Group Companies is under any liability to pay any penalty or interest in connection with any taxation.

      (e) Each of the Group Companies has paid all taxation for which they are respectively liable to all relevant fiscal authority on the due date for payment thereof other than liabilities for any taxation (which together with any sums due and payable to any taxation authorities in respect of emoulments paid and benefits provided to the employees of any of the Group Companies in 13.8 below) that do not in aggregate exceeds HK$100,000 for all of the Group Companies;

      (f) Each of the Group Companies has made all deductions and withholdings in respect or on account of taxation which it is required or entitled by any relevant legislation to make from any payments made by it including, without limitation, interest annuities or other annual payments, royalties, rent, remuneration payable to employees or sub-contractors or payments to a non-resident and where appropriate each of the Group Companies has accounted in full to the relevant fiscal authority for any taxation so deducted or withheld.

                                    - D-26 -

      (g) Each of the Group Companies has taken all necessary steps to obtain any repayment of or relief from taxation available to it.

      (h) None of the Group Companies has made and is not under any obligation to make any payment of interest which is or may be wholly or partly be disallowed as deductions against its profits.

      (i) None of the Vendors is aware of any event or circumstance which has occurred and which can reasonably be expected to give rise to a claim under the Indemnity Deed.

13.3  Carrying forward of losses
      --------------------------

      Nothing has been done, and no event or series of events has occurred, which might cause in relation to any of the Group Companies the disallowance of the carrying forward of losses or excess charges under the provisions of relevant tax legislation.

13.4  Transactions not at arm's length
      --------------------------------

      (a) None of the Group Companies owns or has agreed to acquire any asset, the consideration for the acquisition or provision of which was or will be determined otherwise than on an arm's length basis.

      (b) None of the Group Companies has engaged in any transaction in respect of which there may be substituted for any purpose of taxation a different consideration for the actual consideration given or received by it.

13.5  Stamp duty
      ----------

      (a) Each of the Group Companies has duly paid all stamp duty and interest, fines and penalties thereon payable in accordance with the provisions of the Stamp Duty Ordinance (Chapter 117) (if applicable) or any other similar legislation in the Hong Kong, the PRC, or elsewhere whether or not the due date for payment has passed.

      (b) Since the Accounts Date, no further liability or contingent liability for taxation has arisen otherwise than as a result of trading activities in the ordinary course of business of any of the Group Companies.

13.6  Sufficient records
      ------------------

      Where applicable, each of the Group Companies has sufficient and accurate records relating to past events during the period from the date of incorporation to Completion to

                                    - D-27 -
      calculate the tax liability or relief which would arise on any disposal or realisation of any asset owned at the date to which the Accounts were made up or acquired since such date.

13.7  Capital allowances
      ------------------

      (a) All expenditure which any of the Group Companies incurred on the provision of machinery or plant has qualified (if not deductible as a trading expense of the trade carried on by any of the Group Companies as the case may be) for allowances under the applicable tax legislation.

      (b) All capital allowances made or to be made to any of the Group Companies in respect of capital expenditure incurred prior to the date of this Agreement or to be incurred under any subsisting commitment have been made in taxing its trade.

13.8  Employees
      ---------

      (a) All sums due and payable to any taxation authority in respect of emoluments paid and benefits provided to the employees of any of the Group Companies at the date of this Agreement have been paid other than liabilities for any taxation (which together with any liabilities for any taxation due and outstanding from either of the Group Companies under 13.2 (e) to any fiscal authority) that do not in aggregate exceeds HK$100,000 for all of the Group Companies and all such deductions and retentions as are required under the laws of Hong Kong or any applicable laws to any of the Group Companies have been made.

      (b) All remuneration, compensation payments, payments on retirement or removal from an office or employment and other sums paid or payable to employees or officers or former employees or officers of any of the Group Companies and all interest, annuities, royalties, rent and other annual payments paid or payable by any of the Group Companies (whether before or after the date hereof) pursuant to any obligation in existence at the date hereof are and will (on the basis of the taxation legislation in force at the date hereof) be deductible for incomes tax purposes either in computing the profits of any of the Group Companies or as a charge on the income of any of the Group Companies.

14.   ENVIRONMENTAL COMPLIANCE

14.1  (a)   Each of the Group Companies is in full compliance with the
            Environmental Laws (as defined below), which compliance includes, but is not limited to, the possession by each of the Group Companies of all permits and other government authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. No Group Companies has received any communication (written or oral), whether from a governmental authority, citizens group, employee, or otherwise, that alleges that it is not in such full compliance

                                    - D-28 -
            and, to the best knowledge of each the Group Companies and each of the Vendors, there are no circumstances that may prevent or interfere with such full compliance in the future.

      (b) There is no Environmental Claim (as defined below) pending or threatened against any Group Companies or any person or entity whose liability for an Environmental Claim which any of the Group Companies has retained or assumed either contractually or by operation of law.

      (c) There are no past or present actions, activities, circumstances, conditions, events, or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern (as defined below), that could form the basis of any Environmental Claim against any Group Companies or any person or entity whose liability for any Environmental Claim a Group Companies has retained or assumed either contractually or by operation of law.

      In this Agreement, "Environmental Claim" means any claim, action, cause of action, investigation, or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigation costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on, or resulting from: (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by any party; or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. "Environmental Laws" means all laws and regulations of any jurisdiction relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern and "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products.

15.   INTERESTED PARTY TRANSACTIONS

      To the best knowledge of each of the Group Companies and each of the Vendors, no officer or director of any of the Group Companies or any affiliate or associate of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to any of the Group Companies any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which any of the Group Companies is a party or by which it may be bound or affected.

                                    - D-29 -

16.   BUSINESS PLAN

      The business plan prepared by each of the Group Companies and delivered to the Purchaser at or prior to the date hereof (the "Business Plans") were prepared in good faith and is not materially misleading.

17.   NO OTHER BUSINESS

      The Company was formed solely to acquire and hold an equity interest in the PRC Subsidiary and since its formation has not engaged in any business, has not incurred any liability except in the ordinary course of acquiring and holding its equity interest in the PRC Subsidiary and has never carried on and is not carrying on any business in Hong Kong, the PRC or elsewhere.

18.   DISCLOSURE

      Each of the Group Companies has fully provided the Purchaser with all the information that the Purchaser has reasonably requested for deciding whether to purchase the Sale Shares and all information that each of the Group Companies believes is reasonably necessary to enable the Purchaser to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

19.   OTHER REPRESENTATIONS AND WARRANTIES RELATING TO THE PRC SUBSIDIARY

      (a) The incorporation and operation documents relating to the PRC Subsidiary are valid and have been duly approved or issued (as applicable) by competent PRC authorities.

      (b) All consents, approvals, authorizations, permits and licenses requisite under the PRC laws, rules and regulations for the due and proper establishment and operation of the PRC Subsidiary in accordance with the Business Plans have been duly obtained from the relevant and competent PRC authorities and are in full force and effect.

      (c) All relevant consent, filings, approvals and registrations with the relevant PRC governmental or regulatory authorities required in respect of the PRC Subsidiary and its operations, including but not limited to the registrations with the Ministry of Foreign Trade and Economic Cooperation and/or its local entity, the State Administration of Industry and Commerce and/or its local entity, the State Administration for Foreign Exchange and/or its local entity, the Ministry of

                                    - D-30 -

            Information Industry and/or its local entity, the China Securities Regulatory Committee, the tax bureau, customs authorities, product registration authorities and PRC health regulatory authorities have been duly completed in accordance with the relevant rules and regulations and all necessary procedures, applications have been made or are in the process of making in relation to the applications for such relevant consent, filings, approvals and registrations with the relevant PRC governmental or regulatory authorities and to the opinion of a PRC legal counsel confirming no forseeable obstacles in law or otherwise is expected in obtaining such relevant consent, filings, approvals and registrations with the relevant PRC governmental or regulatory authorities where the same has not been obtained by any of the Group Companies before the date of this Agreement or prior to Completion.

      (d) The registered capital of the PRC Subsidiary as they become due has been fully paid up and all the equity interests therein are duly vested in the Group Companies as investor and owner in accordance with applicable PRC laws, rules and regulations. The Company legally and beneficially owns one hundred percent (100)% equity interest in the PRC Subsidiary. There are no outstanding rights, or commitments made by the PRC Subsidiary or any of the Group Companies, to purchase or sell any equity interest in the PRC Subsidiary.

      (e) The PRC Subsidiary is not in receipt of any letter or notice from any relevant authority notifying revocation of any permits or licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by the PRC Subsidiary.

      (f) With respect to the land use rights, building property and investments held by the PRC Subsidiary, the PRC Subsidiary has exclusive, full and unimpaired legal and beneficial ownership of its respective rights, property and investments free from any mortgages or security interests of any nature, third party rights, conditions, orders or other restrictions and has obtained all necessary approvals and effected all necessary registrations with government authorities with respect thereto.

      (g) With respect to the property which the PRC Subsidiary leases, so far as the Vendors or the Company are aware, it is in compliance with such leases and holds a valid leasehold interest free of any lien and encumbrance and no charge, rights of security or third party rights of any kind whatsoever have been created or agreed to be created or permitted to arise over any of such property.

      (h) All requisite formalities in respect of the importation of the machinery, equipment, parts, tools and materials by the PRC Subsidiary have been and will be complied with in accordance with the relevant PRC laws, rules and regulations.

      (i) The PRC Subsidiary has been conducting and will conduct its business activities within the permitted scope of business or it otherwise operating its business in full

                                    - D-31 -
            compliance with all relevant legal requirements, including without limitation, producing, processing and/or distributing products with all requisite consents, authorisations, licenses, permits and approvals granted by competent PRC authorities.

      (j) In respect of consents, authorisations, approvals, licenses or permits requisite for the conduct of any part of the PRC Subsidiary's business which are subject to periodic renewal, neither the Company, the PRC Subsidiary nor any shareholder has any reason to believe that such requisite renewals will not be granted by the relevant PRC authorities.

      (j) All applicable laws, rules and regulations with respect to the opening and operation of foreign exchange accounts and foreign exchange activities of the PRC Subsidiary, including, where applicable, the registration of foreign exchange laws, have been and will continue to be fully complied with, and all requisite approvals from the State Administration of Foreign Exchange and/or its local entity in relation thereto have been duly obtained.

      (k) With regard to employment and staff or labour management, the PRC Subsidiary has complied with all applicable PRC laws, rules and regulations, including without limitation, laws, rules and regulations, pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.


                                    - D-32 -

                                   Schedule 5
                                   ----------

                           Form of the Indemnity Deed
                           --------------------------

                   Dated the ________ day of ___________ 2000

                        MR. FREDERICK MICHAEL DEMOPOULOS

                                       and

                            MR. DOUGLAS KHOO KOK HUI

                                       and

                                  MR. LU XIAOHU

                                       and

                          SAWSTON DEVELOPMENTS LIMITED
                                       and

21.       SHARKWAVE ASIA PACIFIC LIMITED


            --------------------------------------------------------

22.                                INDEMNITY DEED

            --------------------------------------------------------


                               WOO, KWAN, LEE & LO
                           27th Floor, Jardine House,
                               1 Connaught Place,
                                    Central,
                                   Hong Kong.


                                     - E-1 -

THIS INDEMNITY DEED is made on the _____ day of _____ 2000

BETWEEN :-

(1) MR. FREDERICK MICHAEL DEMOPOULOS of Room 207-209, North Tower, Grand Pacific Building, 8A Guang Hua Road, Chaoyang District, Beijing, 100026, People's Republic of China ("Mr. Demopoulos");

(2) MR. DOUGLAS KHOO KOK HUI of Room 207-209, North Tower Grand Pacific Bldg, 8A Guang Hua Road, Chaoyang District, Beijing, 100026, People's Republic of China ("Mr. Khoo");

(3) MR. LU XIAOHU of Room 616, 1st Tower, Bright China Chang An Bldg., No.7 Street, Beijing, 100105, People's Republic of China ("Mr. Lu").;

(Parties (1) to (3) shall hereafter be collectively referred to as the "Covenantors" and each of them individually as a "Covenantor")

(4) SAWSTON DEVELOPMENTS LIMITED, a company incorporated in the British Virgin Islands and having its correspondence address at 48th Floor, The Center, 99 Queen's Road Central, Central, Hong Kong (the "Covenantee"); and

(5) SHARKWAVE ASIA PACIFIC LIMITED, a company incorporated in the Hong Kong and whose registered office is situate at [Suite 1508, Central Building, 1 Pedder Street, Central, Hong Kong] (the "Company").

WHEREAS :-

(A) The Covenantors, the Covenantee and other parties have on 1/st/ September, 2000 entered into an agreement for the sale and purchase of shares in and loans to the Company (the "Sale and Purchase Agreement").

(B) It is a provision of the Sale and Purchase Agreement that at Completion (as defined in the Sale and Purchase Agreement) this Deed be entered into.

NOW THIS DEED WITNESSETH as follows:-

1.    Interpretation
      --------------

      In this Deed where the subject and context so permit:-

                                     - E-2 -

      (A) Words and expressions defined or used in the Sale and Purchase Agreement and in the relevant legislation relating to taxation or other relevant matters shall have the same meanings in this Deed.

      (B) "Business Day" has the same meaning as defined in the Sale and Purchase Agreement.

      (C) "claim" includes (without limitation) any assessment, claim, notice, demand, letter, direction, counterclaim or other document issued or action taken by or on behalf of any fiscal, revenue or other authority or official anywhere in the world whereby the Covenantee, the Company, the PRC Subsidiary or any of them is liable or is sought to be made liable to make any payment of increased or further payment of taxation or is denied or sought to be denied any Relief from taxation other than Relief from taxation arising from losses available as at the date to be carried forward to set off against profits.

      (D) "event" includes (without limitation) any act, transaction or omission (whether or not the Covenantee, the Company or the PRC Subsidiary is a party thereto) and, but without limitation, any distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance and reference to any event on or before the date shall be deemed to include any combination of two or more events the first of which shall have taken place on or before the date.

      (E) "Relief from taxation" means, for taxation purposes, any loss, relief, allowance, set-off, deduction, right to repayment or credit granted by or available pursuant to any legislation or otherwise.

      (F)   (i)    "taxation" means all forms of taxation whenever created or imposed and whether in Hong Kong, the PRC or elsewhere and whether imposed by a local, municipal, governmental, state, federal or other body and, without prejudice to the generality of the foregoing, includes profits tax, property tax, interest tax, salaries tax, estate duty, stamp duty, sales tax and customs and import duty.

            (ii) "taxation" shall include in addition and without prejudice to the foregoing, all fines, penalties, costs, charges, expenses and interest relating to any claim for taxation.

      (G) Any reference to income, profits or gains earned, accrued or received shall include income, profits or gains deemed to have been or treated as or regarded as earned, accrued or received.

      (H) References to Clauses, Schedules and paragraphs are to Clauses, Schedules and paragraphs of this Deed.

                                     - E-3 -

2.    The indemnity
      -------------

2.1 The Covenantors hereby jointly and severally covenant with and undertake to the Covenantee and the Company to indemnify and keep indemnified the Covenantee and (as a separate covenant) the Company, as the case may be, on a continuing basis against :-

      (a)   (i)    the amount of any claim for taxation which has been made or may hereafter be made against the Company; and

            (ii) the amount of any claim for taxation which has been made or may hereafter be made against the PRC Subsidiary,

            in each case wholly or partly in respect of or in consequence of any event occurring or any income, profits or gains earned, accrued or received by the Company or the PRC Subsidiary on or before Completion and which has not been fully provided for in the Audited Accounts or the Latest Accounts, whether or not such taxation is chargeable against or attributable to any other person;

      (b) any claim for taxation arising on the death of any person under the Estate Duty Ordinance (Cap.111) at any time by reason of any transfer of any property to the Company made or deemed to have been made on or before Completion; and

      (c) any claim for taxation arising on the death of any person under the Estate Duty Ordinance (Cap.111) at any time by reason of any transfer of any property to the PRC Subsidiary or any of them (as the case may be) made or deemed to have been made on or before Completion

2.2 No claim under this Deed shall be made if a claim in respect thereof has been successfully made and satisfied under the Sale and Purchase Agreement up to that extent and up to that amount.

2.3 Any payment to any of the Covenantee or the Company ("Covenanted Party") of any amount of indemnity to which such Covenanted Party is entitled under this Deed shall, to the extent such payment is received by such Covenanted Party, be treated as satisfaction of the entitlement of the other Covenanted Party of the same amount of indemnity to which any of such other Covenanted Party is or would be entitled under this Deed.

2.4 Notwithstanding any terms herein, the indemnities given by this Deed do not cover any claim:

      (a) to the extent that provision or reserve in respect thereof has been made in the Audited Accounts or the Latest Accounts or to the extent that payment or discharge of such claim has been taken into account therein;

                                     - E-4 -

      (b) for which the Company or the PRC Subsidiary are or may become primarily liable as a result of transactions in the ordinary course of their business after the date hereof or for which the Company or the PRC Subsidiary may become liable as a result of legislation which comes into force after the date hereof and which is retrospective in effect;

      (c) in respect of which provision or reserve has been made in the Audited Accounts or the Latest Accounts which is insufficient only by reason of any increase in rates of taxation made after the date hereof; and

      (d) which would not have arisen but for a voluntary act or transaction which could reasonably have been avoided or carried out by the Purchaser (or persons deriving title from it) or the Company or the PRC Subsidiary after the date hereof otherwise than in the ordinary course of business and which the Purchaser was aware or should reasonably have been aware could give rise to a claim.

3.    Waiver
      ------

      No delay or omission by the Covenantee or the Company in exercising any rights, powers or privileges hereunder shall impair such rights, powers or privileges or be construed as a waiver thereof and any single or partial exercise of any such rights, powers or privileges shall not preclude the further exercise of any right, power or privilege. The rights and remedies of the Covenantee and the Company provided in this Deed are cumulative and not exclusive of any rights and remedies provided by law.

4.    The due date and interest
      -------------------------

      The Covenantors undertakes jointly and severally to pay to the Covenantee or the Company, as the case may be, an amount equal to the amount of any taxation payable in relation to any claim for taxation on or before the date which is:

      (i) the third Business Day prior to the date on which the taxation in question is payable to the authority or official or person demanding the same (on the assumption that no deferment or appeal against such claim is granted or made); or

      (ii) if it is later and the Covenantors provide security satisfactory to the Covenantee or the Company, as the case may be, for the Covenantors' liability under this Deed, the third Business Day prior to the date to which payment of the taxation in question is deferred following application or appeal to the appropriate authority, official, court, tribunal or body of the jurisdiction concerned.

5.    Notice of claims
      ----------------

                                     - E-5 -

      In the event of any claim arising the Covenantee or the Company (as the case may be) shall by way of covenant, but not as a condition precedent to the liability of the Covenantors hereunder, give or procure that notice thereof is as soon as reasonably practicable given to the Covenantors or any of them in the manner provided in Clause 10 and as regards any claim the Covenantee or the Company (as the case may be) shall at the joint request of the Covenantors take such action as the Covenantors may reasonably request jointly to cause the claim to be withdrawn, or to dispute, resist, appeal against, compromise or defend the claim and any determination in respect thereof but subject to the Covenantee or the Company (as the case may be) being indemnified and secured to its reasonable satisfaction by the Covenantor against all losses (including additional taxation), costs, damages and expenses which may be thereby incurred Provided that none of the Covenantors shall make any settlement the effect of which is likely to increase the future taxation liability of the Covenantee or the Company or any of them, as the case may be, (other than liability which would have arisen from a proper determination of the dispute) Provided further that the obligations of the Covenantee or the Company under this clause shall in so far as they concern any obligation to be observed by the Covenantee or the Company be on a best endeavours basis.

6.    Effect of new laws
      ------------------

      The indemnity given by Clause 2 does not cover any claim to the extent that such claim arises or is incurred as a result of the imposition of taxation as a consequence of any retrospective change in the law coming into force after the date of Completion or to the extent that such claim arises or is increased by an increase in rates of taxation after the date of Completion with retrospective effect.

7.    Release of the Covenantors
      --------------------------

7.1 Any liability of the Covenantors to the Covenantee or the Company under this Deed may, with the agreement in writing of the Covenantee or the Company (as the case may be) in whole or in part be released, compounded or compromised by the Covenantee or the Company (as the case may be), and time or other indulgence may, with the agreement in writing of the Covenantee be granted to the Covenantor by the Covenantee or the Company (as the case may be) without in any way prejudicing or affecting any of their other rights powers or remedies against the Covenantors or any of them under this Deed.

7.2 If after the Covenantors or any of them have made any payment to any of the Covenanted Party of any amount of indemnity to which such Covenanted Party is entitled under this Deed, the Covenantee, the Companyor the PRC Subsidiary shall receive a refund, or recover from a third party, of all or part of the relevant taxation in respect of which the relevant Covenantor(s) has made such payment of indemnity under this Deed, such Covenanted Party shall as soon as practicable, and in any event within 14 Business Days

                                     - E-6 -
      repay to the relevant Covenantor(s) a sum corresponding or proportionate to the amount of such refund or recovery.

8.    Partial validity
      ----------------

      If at any time any provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

9.    Assignment
      ----------

      None of the parties hereto shall assign any of their respective obligations under this Deed without the prior written consent of all the other parties. The whole or any part of the benefit of this Deed may be assigned by the Covenantee or the Company (as the case may be) without consent of the other parties hereto in favour of any other persons who are or shall become shareholders of the Company or owner of the Sale Loans or any part thereof. This Deed shall be binding upon each party's personal representatives successors and assigns, as the case may be.

10.   Notices
      -------

10.1 Any notice or other communication given or to be given pursuant to this Agreement shall be in writing sent or delivered to the party at the address set out below or as may be notified by such party to the others :-

      to Mr. Demopoulos:   Address :   Room 207-209, North Tower,
                                       Grand Pacific Building,
                                       8A Guang Hua Road,
                                       Chaoyang District,
                                       Beijing, 100026,
                                       People's Republic of China

                           Fax no.:    86(10) 6581 5440

      to Mr. Khoo:         Address :   Room 207-209, North Tower
                                       Grand Pacific Bldg,
                                       8A Guang Hua Road,
                                       Chaoyang District,
                                       Beijing, 100026,
                                       People's Republic of China

                                     - E-7 -

                           Fax no.:    86(10) 6581 5440

      to Mr. Lu:           Address :   Room 616, 1st Tower,
                                       Bright China Chang An Bldg.,
                                       No.7 Street, Beijing, 100105,
                                       People's Republic of China

                           Fax no.:    86(10) 6512 2068

      to the Covenantee:   Address :   48th Floor, The Center,
                                       99 Queen's Road Central,
                                       Central, Hong Kong

                           Fax no.:    (852) 2189 7446
                           Attn:       The Company Secretary

      to the Company:      Address :   [Suite 1508, Central Building,
                                       1 Pedder Street, Central,
                                       Hong Kong]

                           Fax no.:    [*]
                           Attn:       [*]

10.2 Any notice or other communication shall be deemed to have been received if sent by facsimile, at the time of transmission; or if delivered personally, when delivered.

10.3 Any notice or other communication sent by facsimile shall be deemed to have been received upon receipt of the correct transmission report, provided that if any such notice or other communication is sent outside business hours, it shall be deemed to have been given on the next succeeding Business Day.

11.   Headings
      --------

      The headings to the Clauses of this Deed are given for convenience only and shall not affect the interpretation.

12.   Law
      ---

      This Deed shall be governed by and construed in all respects in accordance with the Laws of Hong Kong and the parties hereto submit to the non-exclusive jurisdiction of the Hong Kong courts.

                                     - E-8 -

AS EVIDENCE whereof this Deed has been duly executed under seal on the date first above written.

SIGNED, SEALED AND DELIVERED by      )
MR. FREDERICK MICHAEL DEMOPOULOS     )
                                     )
in the presence of :-                )


SIGNED, SEALED AND DELIVERED by      )
MR. DOUGLAS KHOO KOK HUI             )
                                     )
in the presence of :-                )


SIGNED, SEALED AND DELIVERED by      )
MR. LU XIAOHU                        )
                                     )
in the presence of :-                )


SEALED with the COMMON SEAL of       )
SAWSTON DEVELOPMENTS LIMITED         )
and SIGNED by                        )
                                     )

                                     - E-9 -
in the presence of :-                )


SEALED with the COMMON SEAL of       )
SHARKWAVE ASIA PACIFIC LIMITED       )
and SIGNED by                        )
                                     )
in the presence of :-                )


                                    - E-10 -

                                   Schedule 6

                        Form of the Loan Assignment Deed
                        --------------------------------

                  Dated the____________ day of ___________ 2000

                                  [Loan Vendor]

                                (the "Assignor")

                          SAWSTON DEVELOPMENTS LIMITED

                                (the "Assignee")

                                       and

                         SHARKWAVE ASIA PACIFIC LIMITED
                                 (the "Company")

            --------------------------------------------------------

                              LOAN ASSIGNMENT DEED

            --------------------------------------------------------


                               WOO, KWAN, LEE & LO
                           27th Floor, Jardine House,
                               1 Connaught Place,
                                    Central,
                                   Hong Kong.


                                     - F-1 -

THIS DEED  is made on the _____ day of _____ 2000

BETWEEN :-

(1)   [Loan Vendor] of [*] (the "Assignor");

(2) SAWSTON DEVELOPMENTS LIMITED, a company incorporated in the British Virgin Islands and whose correspondence address is at 48th Floor, The Centre, 99 Queen's Road Central, Central, Hong Kong (the "Assignee"); and

(3) SHARKWAVE ASIA PACIFIC LIMITED, a company incorporated in Hong Kong and whose registered office is situate at [Suite 1508, Central Building, 1 Pedder Street, Central, Hong Kong] (the "Company").

WHEREAS :-

(A) As at the date hereof, the Company is indebted to the Assignor in the sum of HK$[ * ], which is interest free and repayable on demand (the "Loan").

(B) By an agreement (the "Agreement") for the sale and purchase of shares in and loans to the Company entered into on 1 September, 2000 between, inter alia, the Assignor and Sawston Developments Limited, the Assignor has agreed, inter alia, to assign to, and Sawston Developments Limited has agreed, inter alia, to acquire or procure the acquisition all of the Assignor's rights, title, interest and benefits in and to and arising from or in respect of the Loan on the terms and conditions set out in this Deed.

(C) The Assignee now acquires the Loan from the Assignor on the terms and conditions set out in this Deed.

NOW THIS DEED WITNESSES as follows:

1.    Interpretation
      --------------

1.1 References to the Assignor and the Assignee shall include their respective successors and permitted assigns.

1.2 References herein to the Agreement shall be construed as references to the Agreement as the same may be amended or supplemented from time to time.

1.3 Unless the context requires otherwise, words and expressions and other rules of interpretation defined, used or set out in the Agreement have the same meanings and application in this Deed, and those provisions of the Agreement dealing with construction

                                     - F-2 -
      or interpretation, governing law, jurisdiction, service of notice and agents for the service of process shall (except where otherwise provided) apply equally herein.

2.    Assignment of Rights
      --------------------

2.1 For good and valuable consideration, the Assignor as legal and beneficial owner hereby unconditionally and irrevocably assigns and agrees to assign to the Assignee and the Assignee hereby accepts absolutely with effect from the date hereof all of the Assignor's rights, title and benefits in and to and arising from or in respect of the Loan.

2.2 The Assignee shall be entitled to all rights and benefits in and to the Loan assigned to it.

2.3 The Assignor hereby covenants with the Assignee immediately on receipt to pay to the Assignee any payments or other money which may be received by the Assignor from the Company in respect of the Loan and until such payment to hold the same on trust for the Assignee.

3.    Representations and Warranties
      ------------------------------

3.1 The Assignor represents and warrants to the Assignee that at the date hereof:

      (a)   all information contained in Recital (A) is true and accurate;

      (b) the Assignor is, and the Assignee will immediately upon the execution of this Deed be, the sole legal and beneficial owner of the relevant rights and benefits hereby assigned subject to the provisions hereof;

      (c) the Loan is free from all liens, charges, prior equities, encumbrances, compromises, releases, waivers and dealings of any nature whatsoever or any agreement for any of the same;

      (d) the Assignor has not previously assigned or agreed to assign the Loan to any third party whether absolutely or conditionally; and

      (e) the Loan is presently due and owing in full from the Company to the Assignor without default and is valid and subsisting.

3.2   Each party hereto represents and warrants to the other party that:

      (a) it/he has full power, authority and legal right to execute and perform this Deed;

      (b) it/he has taken all necessary legal and corporate action (if applicable) to authorise the execution and performance of this Deed; and

                                     - F-3 -

      (c) this Deed constitutes the legal, valid and binding obligations of such party in accordance with its terms.

3.3 Each of the representations and warranties set out in Clauses 3.1 and 3.2 hereof shall be separate and independent.

4.    Expenses
      --------

      Each party hereto shall pay its own costs and expenses in connection with the preparation, negotiation and execution of this Deed.

5.    Appointment as Agent and Attorney
      ---------------------------------

5.1 If and so far as is necessary for the purposes of this Deed, the Assignor hereby appoints the Assignee as the agent and attorney of the Assignor to demand, sue for, recover, receive and discharge the Loan.

5.2   (a)   The Assignor hereby irrevocably appoints the Assignee to be its attorney for it and on its behalf and in its name or, as the Assignee may think fit, in the name of the Assignee, to execute and as its act and deed or otherwise to do all such assurances, acts and things which the Assignor ought to do under the covenants herein contained and to execute, seal and deliver or otherwise perfect any deed, assurance or act which may be required or deemed proper by the attorney for the purpose of exercising such power or authority.

      (b) The Assignor agrees to ratify and confirm whatever the Assignee as its attorney shall do or purport to do in exercise or purported exercise of the powers and authorities referred to in sub-clause (a) of this Clause 5.2.

6.    Lending of Assignor's Name
      --------------------------

      The Assignor agrees, upon request from the Assignee and at the Assignee's cost, to give or lend its name to any reasonable act, deed, document, instrument, action or proceeding (including any legal action or proceeding) or other matter or thing for the purpose of the exercise by the Assignee of its rights, powers and remedies referred to in this Deed.

7.    Company's Consent
      -----------------

      The Company hereby gives, and covenants with the Assignor and the Assignee to give, its full consent to the assignment of the Loan pursuant to this Deed and further

                                     - F-4 -
      undertakes to the Assignor and the Assignee that it will make all payments of the Loan and discharge all its obligations in respect thereof to the Assignee directly instead of to the Assignor so that the Loan shall accordingly be payable to the Assignee.

8.    Miscellaneous
      -------------

8.1 This Deed (together with any documents referred to herein) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any previous expression of intent, undertaking or agreement with respect to this transaction.

8.2 This Deed may be executed in any number of counterparts and by the different parties to this Deed on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

8.3 The parties shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give full effect to the terms of this Deed.

8.4   This Deed shall be executed and take effect as a deed.

9.    Governing Law and Jurisdiction
      ------------------------------

      This Deed shall be governed by and construed in accordance with the laws of Hong Kong. Each of the parties hereby submits to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.


SIGNED, SEALED AND DELIVERED by     )
[Loan Vendor]                       )
                                    )
in the presence of :-               )


                                     - F-5 -

SEALED with the COMMON SEAL of      )
SAWSTON DEVELOPMENTS LIMITED        )
and SIGNED by                       )
                                    )
in the presence of :-               )


SEALED with the COMMON SEAL of      )
SHARKWAVE ASIA PACIFIC LIMITED      )
and SIGNED by                       )
                                    )
in the presence of:                 )


                                     - F-6 -

                                   Schedule 7
                                   ----------

                         Form of the Employment Contract
                         -------------------------------

                 Dated the ___________ day of ____________ 2000

                         SHARKWAVE ASIA PACIFIC LIMITED

                                       and

                        MR. FREDERICK MICHAEL DEMOPOULOS

            --------------------------------------------------------

                             (a)EMPLOYMENT AGREEMENT

            --------------------------------------------------------

                               WOO, KWAN, LEE & LO
                           27th Floor, Jardine House,
                               1 Connaught Place,
                                    Central,
                                   Hong Kong.


                                     - G-1 -

THIS AGREEMENT is made as of __________ , 2000

BETWEEN :-

1.    SHARKWAVE ASIA PACIFIC LIMITED (the "Company"); and

2.    FREDERICK MICHAEL DEMOPOULOS (the "Executive")

WHEREAS :-

The Board of Directors of the Company (the "Board") recognizes that the Executive's employment by the Company is important to the growth and success of the Company and desires to assure the Executive's employment with the Company as a member of senior management and to compensate him therefor, and the Executive is willing to be employed by the Company for a fixed term of two (2) years on and subject to the terms and conditions herein provided.

IN CONSIDERATION OF the foregoing and the respective covenants and agreements of the parties herein contained, the parties hereto AGREE as follows:

1.    Employment and Acceptance
      -------------------------

      The Company hereby employs the Executive and the Executive hereby accepts employment from the Company, upon the terms and conditions set forth in this Agreement, for the period from [to insert the Completion Date] (the "Commencement Date") and ending as provided in Clause 4 hereof (the "Employment Period").

2.    Duties and Title
      ----------------

(a) The Executive agrees to use his best efforts, skill and abilities to promote the Company's interest in his capacity as the Chief Executive Officer of the Company and of the Company's subsidiaries and to perform such duties (consistent with his status as set forth in this Clause 2 and the long-range business plan of the Company) as may be assigned to him by the Board. To the extent that the Executive shall serve in any capacity for subsidiaries of the Company, including as their chief strategic officer or member of their boards of directors, he shall do so without additional compensation.

(b) The Executive agrees that he shall actively assist TOM.COM LIMITED to integrate the Company's business and activities with those of TOM.COM LIMITED's other sports or sports related business or strategic alliances or commitments.

                                     - G-2 -

(c) The Executive agrees that during the Employment Period, he shall devote all of his business time and effort to the performance of his duties under this Agreement and shall not engage in any other business, profession or occupation for compensation or otherwise that would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Board.

3.    Compensation and Benefits
      -------------------------

3.1 Compensation. As compensation for services to be rendered pursuant to this Agreement, the Company shall pay the Executive a base salary (the "Base Salary"), payable in regular installments in accordance with the Company's usual payment practices, but no less frequently than monthly, such Base Salary to be less such deductions or amounts to be withheld as shall be required by applicable law and regulations. The Base Salary shall be reviewed annually by the Board.

3.2 Housing Allowance. The Company shall pay the Executive a housing allowance (the "Housing Allowance"), payable in regular installments in accordance with the Company's usual payment practices, but no less frequently than monthly.

3.3 Bonus. For each fiscal year ending during the Employment Period, the Executive will be eligible for a performance-based annual bonus (the "Bonus") as determined by the Board (or its compensation committee) in its sole discretion.

3.4 Level of Base Salary, Housing Allowing and Bonus. The Base Salary, the Housing Allowance and the minimum amount of the Bonus shall in aggregate be HK$1,500,000 per annum, and the split of that figure amongst the three items shall be further agreed between the Company and the Executive. For the fiscal year in which the Commencement Date falls or for any part of the Employment Period which is shorter than one year, the total sum of the Base Salary, the Housing Allowance and the minimum amount of the Bonus payable shall be calculated in proportion to the length of the relevant part of the Employment Period.

3.5 Employee Benefit Plans. During the Employment Period, the Executive shall be entitled to all employee benefit plans, programs and arrangements maintained by the Company for its senior executives generally, to the extent he is eligible under the terms of such plans, and to receive such insurance benefits as the Company generally provides for its senior executives.

3.6 Vacation. The Executive shall be entitled to 24 days of paid vacation per calendar year, in accordance with Company vacation policies.

                                     - G-3 -

3.7 Business Expenses. The Company shall pay or reimburse the Executive promptly for all reasonable business expenses actually incurred and paid by him during the Employment Period in the performance of services under this Agreement, upon presentation to the Company of expense statements or vouchers or such other supporting information as the Company may require; provided, however, that a reasonable maximum amount available for such expenses during any period may be fixed in advance by the Board; and provided, further, that the Executive shall not be required to incur any such expenses in excess of such maximum amount that have not been approved by the Board.

4.    Term
      ----

(a) The Employment Period shall initially end on the second anniversary from the Commencement Date and, subject to Clause 4(b) below, shall continue thereafter.

(b)   (i)   After the second anniversary from the Commencement Date, the
            Employment Period shall terminate :-

            (aa) subject to Clause 4(c) below, upon the Executive giving to the Company prior written notice of three months; or

            (bb) upon the Company giving to the Executive prior written notice of three months.

      (ii)  The Employment Period shall terminate at any time:

            (aa)   upon the Executive's death; or

            (bb) upon the permanent disability or incapacity of the Executive that causes the Executive to be unable to perform his duties under this Agreement (as determined by the good faith judgment of a physician reasonably satisfactory to the Company and the Executive).

      (iii) The Employment Period may be terminated immediately by the Company at any time prior to such date for Cause (as defined below) or without Cause.

(c) If the Executive has expressed his intention to discontinue the employment upon or after the second anniversary from the Commencement Date, the Executive shall source his successor, whose identity and qualification shall meet with the requirements and prior approval of TOM.COM LIMITED and the Company. In the event that a suitable

                                     - G-4 -
      successor acceptable to TOM.COM LIMITED and the Company is unable to be sourced within two months, the Executive agrees that he shall continue his employment with the Company for a further term of one (1) year from the date of the written notice given by the Executive to the Company expressing his intention to discontinue the employment.

(d) If the Employment Period is terminated by the Company without Cause, then the Executive shall be entitled to receive:

      (i)   his Base Salary and Housing Allowance; and

      (ii) the pro rata portion of the Bonus which the Executive would have received,

      in each case for the 12 month period (starting from the Commencement Date or anniversary thereof, as the case may be) in which his employment was terminated, and in each case so long as the Executive has not materially breached any provision of Clauses 5, 6.1, 6.2 or 7 hereof.

(e) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to Clause 4(b)(i) or (ii) above, the Executive shall be entitled to receive his Base Salary and Housing Allowance only up to the date of termination.

(f) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony (or an equivalent crime) or a crime involving moral turpitude or the commission of any other act involving dishonesty or fraud under the laws of any jurisdiction applicable to the Company or any of its subsidiaries, (ii) conduct tending to bring the Company or any of its subsidiaries or holding companies into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties within the scope of duties as reasonably and lawfully directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or (v) any other material breach of this Agreement by the Executive which is not cured within 15 days after written notice thereof to the Executive, in each case as determined in the good faith judgment of the Board.

5.    Confidential Information.
      ------------------------

(a) The Executive acknowledges that he has been advised by the Company that it would not enter into this Agreement unless assured of the confidentiality covenants contained in this Clause 5 which, the Executive acknowledges, are essential to protect the business and goodwill of the Company. The Executive acknowledges that the proprietary information, observations and data obtained by him while employed by the Company concerning the organization, business, technology, finance, transactions or affairs of the Company or any of its subsidiaries ("Confidential Information") are the property of the Company or such subsidiary. Therefore, the Executive agrees that he shall not disclose to any unauthorized person or use for his own account, any Confidential Information without

                                     - G-5 -
      the prior written consent of the Board, unless and to the extent that (i) the aforementioned matters are or become generally known to and available for use by the members of the industry in which the Company operates other than as a result of Executive's acts or omissions to act and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process or arbitration regarding any legal action, suit or proceeding arising out of or relating to this Agreement or the business of the Company or any of its subsidiaries.

(b) The Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined in Clause 7) or the business of the Company or any of its subsidiaries which he may then possess or have under his control.

6.    Non-Competition/Non-Solicitation.
      --------------------------------

6.1 Non-Competition. During Executive's employment with the Company and for the longer of (i) six (6) months following the termination of employment for any reason, (ii) the period of time the Executive is entitled to receive payments of Base Salary hereunder, and (iii) the period of time for which the Executive holds a direct or indirect equity interest in the Company (the "Restricted Period"), the Executive, without the prior written consent of the Company, shall not establish, invest directly or indirectly in (including through one or more interposed entities), serve as an employee, consultant officer or director of any company or business which operates, or otherwise operate, or enter into any negotiation, agreement or arrangement with any other person to operate, any other sports or sports related website(s) or any website(s) that will otherwise compete with the websites operated by the Company or any of its subsidiaries.

6.2 Non-Solicitation. During the Executive's employment with the Company and for a period of six months following the Executive's termination of employment for any reason (including expiration of the Employment Period), the Executive will not solicit, attempt to solicit, participate in any solicitation, or otherwise advise or encourage any current or prospective employee, consultant, independent contractor, agent, client or representative of, or any vendor or supplier to, the Company (or any of its subsidiaries) to terminate his, her or its relationship with the Company (or any of its subsidiaries) or to enter into a business or employment relationship of any kind with any other individual or entity.

6.3 Rights and Remedies Upon Breach. If the Executive breaches, or the Company reasonably believes the Executive threatens to commit a breach of, any of the provisions

                                     - G-6 -
      of Clauses 5,6.1 and 6.2 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

      (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and/or its subsidiaries and their business and that money damages would not provide an adequate remedy to the Company.

      (b) Accounting. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits ("Benefits") derived or received by the Executive as the result of any transaction constituting a breach of the Restrictive Covenants, and the Executive hereby agrees to account for and pay over such Benefits to the Company.

6.4 Severability of Covenants. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

6.5 Blue-Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

7.    Inventions and Work Product.
      ---------------------------

      The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which are conceived, developed or made by the Executive for the Company or any of its subsidiaries in respect of their respective business while employed by the Company or any of its subsidiaries (collectively, "Work Product") belong to the Company or such subsidiary. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

8.    Other Provisions
      ----------------

                                     - G-7 -

8.1 Governing Law. The formation, validity, interpretation, execution, amendment and termination of and settlement of disputes under this Agreement shall be governed by the laws of Hong Kong.

8.2 Entire Agreement; Amendments and Waivers. This instrument is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. The parties do not intend to confer any benefit hereunder on any third person, and, without limiting the generality of the foregoing, the parties may, in writing, without notice to or consent of any third person, at any time waive any rights hereunder or amend this Agreement in any respect or terminate this Agreement. If either party should waive any breach of any provision of this Agreement, such party will not thereby be deemed to have waived any preceding or succeeding breach of the same provision or any breach of any other provision of this Agreement.

8.3 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

8.4 Assignment. This Agreement, and any rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the other party.

8.5 Headings. Clause headings are inserted herein for convenience only and do not constitute a part, and shall not affect the interpretation, of this Agreement.

8.6   Counterparts. This Agreement is executed by each party in English in one
      (1) or more counterparts, each of which shall be deemed an original and all of the counterparts together shall constitute one (1) and the same instrument. One (1) counterpart shall be retained by each party.

8.7 Survival. Clauses 5, 6 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


SIGNED by                             )
for and on behalf of                  )
SHARKWAVE ASIA PACIFIC LIMITED        )
in the presence of :-                 )


                                     - G-8 -

SIGNED SEALED AND DELIVERED by        )

MR. FREDERICK MICHAEL DEMOPOULOS      )
in the presence of :-                 )



                                     - G-9 -

                                   Schedule 8
                                   ----------

                       Form of Non-Competition Undertaking
                       -----------------------------------


                  Dated the___________ day of ___________ 2000

                          FREDERICK MICHAEL DEMOPOULOS

                                      and

                              DOUGLAS KHOO KOK HUI

                                       and

                                    LU XIAOHU

                                       and

                         SHARKWAVE ASIA PACIFIC LIMITED

                                       and

                                 TOM.COM LIMITED


            --------------------------------------------------------

                       DEED OF NON-COMPETITION UNDERTAKING

            --------------------------------------------------------


                               WOO, KWAN, LEE & LO
                              Solicitors & Notaries
                           27/th/ Floor, Jardine House
                                1 Connaught Place
                                     Central
                                    Hong Kong


                                     - H-1 -

THIS DEED is made on the_______________day of__________

BETWEEN :-

1. MR. FREDERICK MICHAEL DEMOPOULOS of Room 207-209, North Tower, Grand Pacific Building, 8A Guang Hua Road, Chaoyang District, Beijing, 100026, People's Republic of China ("Mr. Demopoulos");

2. MR. DOUGLAS KHOO KOK HUI of Room 207-209, North Tower, Grand Pacific Building, 8A Guang Hua Road, Chaoyang District, Beijing, 100026, People's Republic of China ("Mr. Khoo");

3. MR. LU XIAOHU of Room 616, 1/st/ Tower, Bright China Chang An Building, No.7 Street, Beijing, 100105, People's Republic of China ("Mr. Lu");

4. SHARKWAVE ASIA PACIFIC LIMITED whose registered office is situate at Suite 1508, Central Building, 1 Pedder Street, Central, Hong Kong and TOM.COM LIMITED a company incorporated in the Cayman Islands and having its correspondence address at 48/th/ Floor, The Centre, 99 Queen's Road Central, Central, Hong Kong (collectively "the Companies")

NOW IT IS HEREBY AGREED AS FOLLOWS :-

1.    Definitions and Interpretation
      ------------------------------

      In this Deed, unless the context otherwise requires or expressly provides, the following words and expressions shall have the respective meaning attributed to them :


      "Completion Date"           means [*];

      "Covenantors"               means Mr. Demopoulos, Mr. Khoo and Mr. Lu;

      "Group" means the Companies and their subsidiaries and assoicated companies from time to time;

      "Restricted Website(s)"     means any websites which will or may, in the
                                  opinion of any of the Companies, be similar to or compete with the sports or sports related website(s) operated or maintained at any time and from time to time by any of the Companies or any of their respective subsidiaries or associated companies, or in which any of the Companies or any of their respective subsidiaries or associated companies has an interest at any time and from

                                     - H-2 -
                                  time to time.

2.    Non-Competition/Non-solicitation
      --------------------------------

2.1 Each of the Covenantors hereby expressly covenants and undertakes with the Companies and each of them that each of the Covenantors will not, without the prior written consent of the Companies, at any time within 5 years after the Completion Date and in any country or place where the Group carries on its business,

      (a) establish, invest in, manage or otherwise be interested directly or indirectly in (including through one or more interposed entities) any Restricted Website(s); or

      (b) serve as an employee, consultant, officer or director of or otherwise operate or enter into any negotiation, agreement or arrangement with any person (other than the Company or its subsidiaries) to operate any Restricted Website(s); or

      (c) either personally or by an agent directly or indirectly either on his own account or for any other person, firm or company, or in association with or in the employment of any other person, firm or company, solicit or interfere with or endeavour to entice away from the Companies or any of their respective subsidiaries or associated companies, any person, firm or company who within 12 months prior to or at the Completion Date was a customer of or in the habit of dealing with any of the Companies or any of their respective subsidiaries or associated companies engaged in sports or sports related website business.

2.2 For the avoidance of doubt, the restrictions in Clause 2.1 shall apply whether or not the Covenantors or any of them do any of the things therein restricted :-

      (a)   either directly or indirectly;

      (b)   either alone or jointly with others;

      (c)   either as principal, or as agent or manager for others; and

      (d)   whether or not for gain.

3.    Rights and Remedies Upon Breach
      -------------------------------

      If any of the Covenantors breaches, or the Companies reasonably believes any of the Covenantors threatens to commit a breach of any of the provisions contained herein, the Companies shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which

                                     - H-3 -
      is addition to, and not in lieu of, any other rights and remedies available to the Companies under law or in equity :

      (i)   Specific Performance
            --------------------

            The right and remedy to have the covenants herein contained specifically enforced by any court of competent jurisdiction, it being that any breach or threatened breach of any of the covenants would cause irreparable injury to the Companies and/or the business of the Companies and that money damages would not provide an adequate remedy to the Companies.

      (ii)  Accounting
            ----------
            The right and remedy to require the Covenantors to account for and pay over to the Companies all compensation, profits, monies, accruals, increments or other benefits ("Benefits") derived or received by the Covenantors as the result of any transaction constituting a breach of the covenants, and the Covenantors hereby agree to account for and pay over such Benefits to the Companies.

4.    Restrictions Reasonable
      -----------------------

      It is hereby agreed and declared that if any restrictions herein contained shall be adjudged to be void as going beyond what is reasonable in all circumstances for the protection of the interest of the Companies but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

5.    Severability
      ------------

      The various provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable because of the duration or geographic scope of such provision by any court of competent jurisdiction then such validity or unenforceability shall not affect the remaining provisions of this Agreement.

6.    Governing Law
      -------------

      This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong. The parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong in connection herewith.


IN WITNESS whereof this Deed has been duly executed the day and year first above written.

                                     - H-4 -

      SIGNED, SEALED AND DELIVERED                  )
      by FREDERICK MICHAEL                          )
      DEMOPOULOS in the presence of                 )


      SIGNED, SEALED AND DELIVERED                  )
      by DOUGLAS KHOO KOK HUI                       )
      in the presence of                            )


      SIGNED, SEALED AND DELIVERED                  )
      by LU XIAOHU in the presence of               )


      The Common Seal of                            )
      SHARKWAVE ASIA PACIFIC LIMITED                )
      was hereunto affixed in the presence of:-     )


                                     - H-5 -

      The Common Seal of TOM.COM                    )
      LIMITED                                       )
      was hereunto affixed in the presence of:-     )



                                     - H-6 -

                     Dated the 30/th/ day of November, 2000
                     --------------------------------------


                        MR. FREDERICK MICHAEL DEMOPOULOS
                                       and
                            MR. DOUGLAS KHOO KOK HUI
                                       and
                                  MR. LU XIAOHU
                                       and
                    IDG TECHNOLOGY VENTURE INVESTMENTS, INC.
                                       and
                SOFTBANK CHINA VENTURE INVESTMENTS NO.10 LIMITED
                          (as the Contracting Vendors)

                                       and

                          SAWSTON DEVELOPMENTS LIMITED
                               (as the Purchaser)

      --------------------------------------------------------------------

                             SUPPLEMENTAL AGREEMENT

        relating to the acquisition of the entire issued share capital of
                         SHARKWAVE ASIA PACIFIC LIMITED

      ---------------------------------------------------------------------


                               WOO, KWAN, LEE & LO
                              Solicitors & Notaries
                            27th Floor Jardine House
                                1 Connaught Place
                                     Central
                                    Hong Kong

THIS SUPPLEMENTAL AGREEMENT is made on the 30/th/ November, 2000.

BETWEEN:-

(1) MR. FREDERICK MICHAEL DEMOPOULOS of Room 207-209, North Tower, Grand Pacific Building, SA Guang Hua Road, Chaoyang District, Beijing, 100026, People's Republic of China ("Mr. Demopoulos");

(2) MR. DOUGLAS KHOO KOX HUI of Room 207-209, North Tower Grand Pacific Bldg, 8A Guang Hua Road, Chaoyang District, Beijing, 100026, People's Republic of China ("Mr. Khoo");

(3) MR. LU XIAOHU of Room 616, 1st Tower, Bright China Chang An Bldg., No.7 Street, Beijing, 100105, People's Republic of China ("Mr. Lu");

(4) IDG TECHNOLOGY VENTURE INVESTMENT, INC. (formerly known as PTV-CHINA INC.), a company incorporated in Massachusetts whose registered office is situated at 15th Floor, 1 Exeter Plaza, MA 02116, United States of America ("IDG");

(5) SOFTBANK CHINA VENTURE INVESTMENTS NO.10 LIMITED, a company incorporated in the Cayman Islands whose registered office is situated at P.O. Box 309, George Town, Grand Cayman, Cayman Islands ("Softbank"); and (together the "Contracting Vendor")

(6) SAWSTON DEVELOPMENTS LIMITED, a company incorporated in the British Virgin Islands and having its correspondence address at 48th Floor, The Center, 99 Queen's Road Central, Central, Hong Kong (the "Purchaser").

WHEREAS:-

(A) This Supplemental Agreement ("Agreement") is supplemental to an agreement made on 1/st/ September, 2000 between Mr. Demopoulos, Mr. Khoo, Mr. Lu, IDG, Softbank and the Purchaser relating to the acquisition of the entire issued share capital of Sharkwave Asia Pacific Limited ("Original Agreement").

(B) The Purchaser and the Contracting Vendors have agreed to amend the terms of the Original Agreement upon the terms set out herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

23.   Purpose and Definitions
      -----------------------

23.1. This Agreement sets out the terms and conditions under and subject to which the parties hereto have agreed to vary the terms of the Original Agreement in the manner hereinafter appearing.

23.2. Unless redefined in this Agreement, words and expression defined in the Original Agreement shall have the same meaning when used in this Agreement and in case of any conflict between the Original Agreement and this Agreement, this Agreement shall prevail.

23.3. In all other respects, save where modified by this Agreement, the Original Agreement and the terms and conditions thereunder shall remain in full force and effect.

23.4. Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa and words importing natural persons shall include corporations and un-incorporated associations; words importing one gender only shall include all genders.

23.5. In this Agreement, the headings contained in this Agreement are for the purposes of convenience only and do not form part of and shall not affect the construction of this Agreement or any part thereof.

24.   Amendments to the Original Agreement
      ------------------------------------

24.1. Clause 3.1 of the Original Agreement shall be deleted in its entirety and be replaced with the following:-

      "The Consideration shall be of the total sum of HK$99,216,229.70 (Hong Kong Dollars Ninety Nine Million Two Hundred Sixteen Thousand Two Hundred Twenty Nine and Cents Seventy Only), and;-

      (a) the consideration for the Sale Loans shall be an amount equal to the principal amount of the Sale Loans, and the consideration for the Sale Shares shall be an amount equal to the Consideration less the consideration for the Sale Loans;

      (b) the part of the Consideration payable to each of the Vendors for the relevant Sale Shares and (in the ease of the Loan Vendors only) the relevant amount of Sale Loans sold by the relevant Vendor shall in aggregate be as follows:


                                        Relevant part of
      Vendor                            the Consideration
      ---------------                   ------------------
      Mr. Demopoulos                    HK$21,473,823.00
      Mr. Khoo                          HK$21,979,058.40
      Mr. Lu                            HK$5,494,764.60
      IDG                               HK$l5,476,017.10
      Intel                             HK$14,396,283.30
      Softbank                          HK$14,396,283.30;"

24.2. Clause 3.2 (c) of the Original Agreement shall be deleted in its entirety and replaced with the following:-

      "the Purchaser shall procure that a total of 3,096,000 New Shares be allotted and issued by the Holding Company to the Designated Entity, and shall pay or procure to pay a sum of HK$5,770.20 to the Designated Entity, as referred to in Clause 4.5(a)."

24.3. The words "90 days" in Clause 4.3 of the Original Agreement shall be deleted and shall be substituted therefor by the words "98 days".

24.4. Clause 4.5(a) of the Original Agreement shall be deleted in its entirety and replaced with the following:-

      "The release, cancellation, waiver and surrender referred to in paragraph
      (i) of Clause 4.1 (in respect of any agreement, arrangement, options, warrants and/or rights therein referred to) shall be unconditional, except only the condition that (subject to the Conditions Precedent having been fulfilled, or waived as provided in Clause 4.4, and upon Completion), (i) a total of 3,096,000 New Shares be allotted and issued by the Holding Company to an entity (the "Designated Entity") designated and notified in writing by Mr. Demopoulos to the Purchaser not later than 3 Business Days before the Completion Date, and (ii) a sum of HK$5,770.20 be paid or procured to be paid by the Purchaser to the Designated Entity."

25.   Acknowledgement
      ---------------

      The Contracting Vendors and the Purchaser acknowledge that the relevant adjustment to the Consideration applicable to each of the Contracting Vendors as set out in Clause 2.1 hereof is proportional to their interests in the Sale Shares (and where applicable, the Sale Loans) and none of the Contracting Vendors has derived any benefit out of such adjustments in the relevant part of the Consideration, other than in such proportion.

26.   Confirmation of Validity
      ------------------------

      The Contracting Vendors and the Purchaser hereby agrees and confirms that, save for the amendments to the Original Agreement effected by this Agreement, each of their obligations, rights, covenants and liabilities under the Original Agreement shall remain valid and subsisting and in full force and effect in accordance with its terms and shall extend to and cover the obligations and liabilities of the Contracting Vendors and the Purchaser under this Agreement and shall not in any way be released, impaired, waived or affected by such amendments to the Original Agreement.

27.   Governing Law and Jurisdiction
      ------------------------------

27.1. This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

27.2. Each party hereto irrevocably agrees that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the non-exclusive jurisdiction of such courts.

      IN WITNESS whereof this Agreement has been duly executed on the date first above written.


SIGNED by                          )
MR. FREDERICK MICHAEL              )
DEMOPOULOS                         )
in the presence of:-               )


SIGNED by                          )
MR. DOUGLAS KHOO KOK HUI           )
in the presence of:-               )


SIGNED by                          )
MR. LU XIAOHU                      )
in the presence of:-               )


SIGNED by                          )
                                   )
for and on behalf of               )
IDG TECHNOLOGY VENTURE             )
INVESTMENT, INC.                   )
in the presence of:-               )

SIGNED by                          )
                                   )
for and on behalf of               )
SOFTBANK CHINA VENTURE             )
IN VESTMENTS NO.10 LIMITED         )
in the presence of:-               )


SIGNED by                          )
                                   )
for and on behalf of SAWS TON      )
DEVELOPMENTS LIMITED               )
in the presence of/                )
whose signature(s)                 )
are verified by:-                  )